Exhibit 10.1

Substantially Final Form

10/21/16

SERVICING AGREEMENT

THIS SERVICING AGREEMENT (this “Agreement”) is entered into effective as of [*] (the “Effective Date”) by and among Life Partners Position Holder Trust (“Position Holder Trust”) and Vida Capital, Inc. (“Servicer”), and is joined in by Life Partners IRA Partnership (“IRA Partnership”) for the purposes described in Sections 1.8, 1.20 and 3.4 hereof.

Recitals:

WHEREAS, as described in the Third Amended Joint Plan of Reorganization of Life Partners Holdings, Inc., et al, Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”), Position Holder Trust has been recognized as the legal owner of a portfolio of life insurance policies (each, a “Policy” and collectively, the “Policies”); and

WHEREAS, each Policy insures the life of an individual insured (each, an “Insured” and collectively, the “Insureds”), and is fully described (other than any personally identifiable information of the Insured) on Schedule I attached hereto; and

WHEREAS, pursuant to the Compromise (as defined in Exhibit A), the Beneficial Ownership (as defined in Exhibit A) of the Policies as of the Plan Effective Date (as defined in Exhibit A) is divided between (1) certain persons identified in the Plan as “Continuing Fractional Holders” (each a “Continuing Fractional Holder” and collectively, the “Continuing Fractional Holders”) of Continuing Fractional Interests (as defined in Exhibit A) in Policies, subject to the terms and conditions of the Plan and the Position Holder Trust Agreement, and (2) Position Holder Trust, as to Beneficial Ownership of all of the remainder of the Policies that is not represented by outstanding Continuing Fractional Interests; and

WHEREAS, this Agreement was prepared pursuant to the Plan to provide for (1) the servicing and administration of the Policies, (2) the registration, servicing and administration of the Continuing Fractional Interests, New IRA Notes (as defined in Exhibit A), IRA Partnership Interests (as defined in Exhibit A) and Position Holder Trust Interests (as defined in Exhibit A), (3) the servicing and administration of the Maturity Funds Facility (as defined in Exhibit A), and (4) the related matters provided for herein; and

WHEREAS, pursuant to the Vida Plan Collaboration Agreement (the “Collaboration Agreement”) included in the Plan Supplement for the Plan, Servicer will pay the Debtors (as defined in Exhibit A) $4 million (the “Cash Consideration”) for the right to enter into a servicing agreement to service the Policies and administer all of the New Interests and New IRA Notes (as such terms are defined in Exhibit A); and

WHEREAS, pursuant to the Plan, the Position Holder Trustee desires to have Servicer provide services to Position Holder Trust related to the Policies, the Maturity Funds Facility, and the Continuing Fractional Interests, New IRA Notes, IRA Partnership Interests, Position Holder Trust Interests and Maturity Funds Loans; and

WHEREAS, Servicer is willing to provide such services to Position Holder Trust, all in accordance with the terms and conditions set forth herein; and

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WHEREAS, capitalized terms used and not otherwise defined herein have the meanings given to them in the “Glossary of Defined Terms” attached hereto as Exhibit A, or if not defined in Exhibit A, the meanings given to them in the Plan.

Agreement:

NOW, THEREFORE, expressly incorporating the foregoing Recitals as part of the consideration hereof, and in further consideration for the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.     Duties and Obligations of Servicer

Section 1.1         Appointment of Servicer. Position Holder Trust hereby appoints Servicer to provide the Services (as defined in Exhibit A) on behalf of Position Holder Trust and for the benefit of the Continuing Position Holders (as defined in Exhibit A), in accordance with the terms and conditions of this Agreement, and Servicer hereby accepts such appointment.

Section 1.2         Securities Intermediary. Position Holder Trust has entered into a Securities and Deposit Accounts Agreement (as defined in Exhibit A) with the Securities Intermediary (as defined in Exhibit A) and certain other parties (including the CFH Agent referred to in Section 1.5(b) below) pursuant to which, among other things, the Policies will be held in one or more securities accounts (collectively, whether one or more, the “Policy Account”) with the Securities Intermediary for the benefit of the Position Holder Trust, the Continuing Fractional Holders and the New IRA Notes Indenture Trustee (as defined in Exhibit A). Ultimately, the Securities Intermediary will be named as the record owner and record beneficiary of each of the Policies, for the benefit of the Position Holder Trust, the Continuing Fractional Holders and the New IRA Notes Indenture Trustee, as provided in, and subject to the terms and conditions of, the Securities and Deposit Accounts Agreement and the Position Holder Trust Agreement.

Section 1.3         Policy Schedule. Schedule I hereof lists for each Policy the following information as of the Plan Effective Date:

(a)         the policy identification number (“Policy ID”) as reflected in the records of Position Holder Trust,

(b)         the name of the Insurer (as defined in Exhibit A),

(c)         the face amount or net death benefit of the Policy,

(d)         information regarding Beneficial Ownership of the Policy as of the Plan Effective Date, subject to the terms and conditions of the Plan and the Position Holder Trust Agreement, including, (i) the aggregate percentage interest beneficially owned by all Catch-Up Position Holders (and the portion thereof held by Disputing Position Holders), (ii) the aggregate percentage interest beneficially owned by all PPDA Position Holders (and the portion thereof held by Disputing Position Holders), (iii) the aggregate percentage interest beneficially owned by all Continuing Fractional Holders who are neither Catch-Up Position Holders nor PPDA Position

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Holders, (iv) the percentage interest beneficially owned by Position Holder Trust, and (v) the aggregate percentage interest held by the Positon Holder Trust pledged as New IRA Note Collateral (as defined in Exhibit A), and the portion thereof relating to New IRA Notes that may be issued to Disputing Position Holders,

(e)         the information in the Premium Payment Schedule (as defined in Exhibit A) for such Policy,

(f)          the date of the most recent premium illustration for the Policy, if applicable,

(g)         the date of the most recent life expectancy report for the Insured(s) under the Policy, and

(h)         the aggregate amount of funds included in the Fractional Holders’ Premium Reserve Escrow Account (as defined in Exhibit A) identified with the Policy, if any, as of the Plan Effective Date (on an aggregate basis for all Continuing Fractional Holders).

(i)          Position Holder Trust is separately providing to Servicer a schedule (the “Policy Insured Schedule”) that lists for each Policy the following information: (x) the Policy ID, (y) the name of, and contact information for, each Insured, and (z) the name of, and contact information for, each other person identified as a potential contact for information relating to the Insured.

Servicer shall update the information in Schedule I on a regular, periodic basis as set forth in Schedule XII hereof.

Section 1.4          Ownership and Beneficiary Change Processing Services. Servicer shall perform each of the Services described on Schedule II hereof with respect to each Policy. Such performance shall be in accordance with the Servicing Standard (set forth in Section 1.27).

Section 1.5         Continuing Fractional Interest Services. Servicer shall provide the services set forth in this Section 1.5 with respect to the Continuing Fractional Interests.

(a)        Servicer shall continuously maintain, or engage a third party approved by the Position Holder Trustee to maintain, a register (the “Continuing Fractional Interest Register”) containing all of the information described below:

(i)          the name of each registered Continuing Fractional Holder, and

(ii)         each Continuing Fractional Interest in each Policy registered in the name of each Continuing Fractional Holder, stated as a percentage rounded to four decimal places, and

(iii)        the amount, if any, included in the Fractional Holders’ Premium Reserve Escrow Account that is identified with each Continuing Fractional Interest in each Policy registered in the name of each Continuing Fractional Holder as of the Plan Effective Date.

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(b)         If requested by Position Holder Trust, on the Effective Date, Servicer shall (i) enter into the CFH Agent Agreement attached hereto as Exhibit B, and (ii) enter into the Securities and Deposit Accounts Agreement as the “CFH Agent” and thereby establish the “CFH Securities Account” and the “CFH Deposit Account” described in the Securities and Deposit Accounts Agreement. Thereafter, until replaced by Position Holder Trust as provided in the CFH Agent Agreement, Servicer shall take all actions as may be necessary or appropriate to perform its obligations under the Securities and Deposit Accounts Agreement.

Schedule III hereof sets forth the Continuing Fractional Interest Register as of the date of this Agreement, subject to the terms and conditions of the Plan and the Position Holder Trust Agreement. Servicer shall update Schedule III to reflect changes in the information therein following the Post-Effective Adjustment Date (as defined in Exhibit A) as set forth in Schedules XII and XIV, and thereafter, on a regular, periodic basis as also set forth in Schedule XII.

The services described in this Section 1.5 shall collectively be referred to herein as the “Continuing Fractional Interest Services”.

Section 1.6          New IRA Note Register. Servicer shall continuously maintain, or engage a third party approved by the Position Holder Trustee to maintain, a register (the “New IRA Note Register”) containing all of the information described below:

(a)         the name of each registered Continuing IRA Holder (as defined in Exhibit A), and

(b)        each New IRA Note registered in the name of each Continuing IRA Holder, and for each note, (i) the original principal amount, (ii) the date and amount of any prepayments of principal made on the note, (iii) the stated maturity date for unpaid principal and interest, (iv) the stated annual interest rate, (v) the date and amount of any payments of interest made on the note, and (vi) the amount of accrued and unpaid interest payable on the note.

Schedule IV hereof sets forth the New IRA Note Register as of the date of this Agreement, subject to the terms and conditions of the Plan and the Position Holder Trust Agreement. Servicer shall update Schedule IV to reflect changes in the information therein following the Post-Effective Adjustment Date as set forth in Schedule XII and XIV, and thereafter, on a regular, periodic basis as also set forth in Schedule XII.

The services described in this Section 1.6 shall collectively be referred to herein as the “New IRA Note Register Services”.

Section 1.7          Trust Interest Register Services. Servicer shall continuously maintain, or engage a third party approved by Position Holder Trust to maintain, a register (the “Trust Interest Register”) containing all of the information described below:

(a)         the name of each registered Position Holder Trust Beneficiary (as defined in Exhibit A),

(b)         the number of units of beneficial interest in the Position Holder Trust registered in the name of each Position Holder Trust Beneficiary,

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(c)         the total number of units of beneficial interest in the Position Holder Trust outstanding, and

(d)         the Pro Rata (as defined in Exhibit A) share represented by the Position Holder Trust Interest registered in the name of each Position Holder Trust Beneficiary, stated as a percentage rounded to four decimal places.

Schedule V hereof sets forth the Trust Interest Register as of the date of this Agreement, subject to the terms and conditions of the Plan and the Position Holder Trust Agreement. Servicer shall update Schedule V to reflect changes in the information therein following the Post-Effective Adjustment Date as set forth in Schedule XII and XIV, and thereafter, on a regular, periodic basis as also set forth in Schedule XII.

The services described in this Section 1.7 shall collectively be referred to herein as the “Trust Interest Register Services”.

Section 1.8         IRA Partnership Interest Register Services. Servicer shall continuously maintain, or engage a third party approved by Position Holder Trust and IRA Partnership to maintain, a register (the “IRA Partnership Interest Register”) containing all of the information described below:

(a)         the name of each registered IRA Partnership Interest Holder (as defined in Exhibit A),

(b)         the number of IRA Partnership Interests in the IRA Partnership (as defined in Exhibit A) registered in the name of each IRA Partnership Interest Holder,

(c)         the total number of IRA Partnership Interests in the IRA Partnership outstanding, and

(d)         the Pro Rata share represented by the IRA Partnership Interests registered in the name of each IRA Partnership Interest Holder, stated as a percentage rounded to four decimal places.

Schedule VI hereof sets forth the IRA Partnership Interest Register as of the date of this Agreement, subject to the terms and conditions of the Plan, the Position Holder Trust Agreement and the IRA Partnership Agreement. Servicer shall update Schedule VI to reflect changes in the information therein following the Post-Effective Adjustment Date as set forth in Schedule XII and XIV, and thereafter, on a regular, periodic basis as also set forth in Schedule XII.

The services described in this Section 1.8 shall collectively be referred to herein as the “IRA Partnership Interest Register Services”.

Section 1.9         Disputing Position Holder Register Services. Provided that Servicer is in possession of the needed information, Servicer shall maintain until the Post-Effective Adjustment Report is delivered, or engage a third party approved by the Position Holder Trustee to maintain, a register of all Disputing Position Holders (as defined in Exhibit A) (the “Disputing Position Holder Register”) containing all of the information described below:

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(a)         the name of each Disputing Position Holder,

(b)         each Fractional Interest in each Policy registered in the name of, or associated with an IRA Note registered in the name of, each Disputing Position Holder, in each case subject to the terms and conditions of the Plan, stated as a percentage rounded to four decimal places.

Schedule VII hereof sets forth the Disputing Position Holder Register as of the date of this Agreement, subject to the terms and conditions of the Plan and the Position Holder Trust Agreement. On a weekly basis, Servicer shall update Schedule VII to reflect changes in the information therein prior to and until the Post-Effective Adjustment Report is delivered as set forth in Schedule XIV.

The services described in this Section 1.9 shall collectively be referred to herein as the “Disputing Position Holder Register Services”.

Section 1.10       PPDA Position Holder Register Services. Provided that Servicer is in possession of the needed information, Servicer shall maintain until the Post-Effective Adjustment Report is delivered, or engage a third party approved by the Position Holder Trustee to maintain, a register of all PPDA Position Holders (as defined in Exhibit A) (the “PPDA Position Holder Register”) containing all of the information described below:

(a)         the name of each PPDA Position Holder,

(b)         each Fractional Interest in each Policy registered in the name of, or associated with an IRA Note registered in the name of, each PPDA Position Holder, in each case subject to the terms and conditions of the Plan, stated as a percentage rounded to [four] decimal places,

Schedule VIII hereof sets forth the PPDA Position Holder Register as of the date of this Agreement, subject to the terms and conditions of the Plan and the Position Holder Trust Agreement. On a weekly basis, Servicer shall update Schedule VIII to reflect changes in the information therein prior to and until the Post-Effective Adjustment Report is delivered as set forth in Schedule XIV.

The services described in this Section 1.10 shall collectively be referred to herein as the “PPDA Position Holder Register Services”.

Section 1.11        Catch-Up Position Holder Register Services. The Servicer shall maintain until the Post-Effective Adjustment Date, or engage a third party approved by the Position Holder Trustee to maintain, a register of all Catch-Up Position Holders (as defined in Exhibit A) (the “Catch-Up Position Holder Register”) containing all of the information described below:

(a)         the name of each Catch-Up Position Holder,

(b)         each Fractional Interest in each Policy registered in the name of, or associated with an IRA Note registered in the name of, each Catch-Up Position Holder, in each

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case subject to the terms and conditions of the Plan, stated as a percentage rounded to [four] decimal places,

Schedule IX hereof sets forth the Catch-Up Position Holder Register as of the date of this Agreement, subject to the terms and conditions of the Plan and the Position Holder Trust Agreement. On a weekly basis, Servicer shall update Schedule IX to reflect changes in the information therein prior to and until the Post-Effective Adjustment Date as set forth in Schedule XIV.

The services described in this Section 1.11 shall collectively be referred to herein as the “Catch-Up Position Holder Register Services”.

Section 1.12      Policy Maintenance Services. Servicer shall perform each of the services described on Schedule X hereof with respect to each Policy, (the “Policy Maintenance Services”). Such performance shall be in accordance with the Servicing Standard.

Section 1.13      Insured Monitoring Services. Servicer shall perform each of the services described in Schedule XI hereof with respect to each Insured (the “Insured Monitoring Services”). Such performance shall be in accordance with the Servicing Standard.

Section 1.14       Administrative Services. Servicer shall perform each of the services (the “Administrative Services”) described in Schedule XII hereof with respect to each Policy, each Continuing Fractional Interest outstanding from time to time and each Register (as defined in Exhibit A). Such performance shall be in accordance with the Servicing Standard.

Section 1.15      Policy Collection Services. Servicer shall perform each of the services described in Schedule XIII hereof with respect to each Policy (the “Policy Collection Services”). Such performance shall be in accordance with the Servicing Standard.

Section 1.16      Catch-Up Payment Services. Servicer shall perform each of the services described on Schedule XIV hereof with respect to monitoring and collecting the amounts reflected on the Catch-Up Payments Schedule (as defined in Exhibit A) as payable to LPI or LPIFS (collectively, the “Catch-Up Payment Services”). Such performance shall be in accordance with the Servicing Standard.

Section 1.17       Maturity Funds Facility.

(a)         Pursuant to the Collaboration Agreement, on the Plan Effective Date, Vida Opportunity Fund LP, an affiliate of Servicer, will advance funds to Position Holder Trust pursuant to the Exit Loan (as defined in Exhibit A) sufficient to repay all Maturity Funds Loans (as defined in Exhibit A) as of the Effective Date, and Position Holder Trust will use the funds to pay all of the loans in full, together with all accrued interest. Servicer shall process payment of all of the Maturity Funds Loans payable on the Effective Date so that payment is made on or before the Distribution Date. Following the Plan Effective Date, advances under the Maturity Funds Facility will be governed by Section 4.04 of the Plan and the documentation for the Vida Financing Documents (as defined in the Plan). If any advances are made under the Maturity Funds Facility, Servicer shall provide the Services described in the remainder of this Section 1.17.

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(b)         Position Holder Trust is separately providing to Servicer a spreadsheet from which a detailed report (the “Statement of Maturity Account”) for each Continuing Position Holder having an interest in the Maturity Funds (as defined in Exhibit A) can be prepared, detailing (i) all Maturity Funds relating to Continued Positions registered in the name of such Continuing Position Holder that have been deposited into the Maturity Escrow Account (as defined in Exhibit A) and the date of each deposit, (ii) the portion of those Maturity Funds that have previously been advanced to the Debtors and comprise Maturity Funds Loans as of the Effective Date, and the date of each advance, (iii) the portion of those Maturity Funds, if any, that have previously been disbursed to such Continuing Position Holder and the date of each disbursement, (iv) the amount of interest, if any, that has accrued on Maturity Funds Loans, and (v) the date on which interest began, or will begin, to accrue. Servicer shall process payment of all of the Maturity Funds Loans (including all of those payable on the Distribution Date) using the information provided by Position Holder Trust, and update the Statement of Maturity Account for each Continuing Position Holder having an interest in the Maturity Funds.

(c)         Servicer shall continuously maintain a register (the “Maturity Funds Register”) containing all of the information described in subsection (a) above for each Continuing Position Holder having an interest in the Maturity Funds and any Maturity Funds Loan(s), incorporating new and changed information received by Servicer from Position Holder Trust or the Securities Intermediary from time to time and reflecting changes resulting from advances, interest accruals, additional Policy maturities, and disbursements, and such other changes as may affect the information contained in the Maturity Funds Register. The Maturity Funds Register shall be maintained in such a manner as to enable Servicer to prepare and make available to each Continuing Position Holder having an interest in the Maturity Funds and any Maturity Funds Loan(s) a Statement of Maturity Account at any time. The Services described in this Section 1.17(b) shall be referred to herein as the “Maturity Funds Register Services”.

(d)         Position Holder Trust may, from time to time, request advances from the Maturity Escrow Account as provided in, and subject to the conditions of, the Plan and the Vida Financing Documents. Any such request will be in substantially the form of Exhibit B attached hereto, with blanks appropriately completed, and shall be submitted by Position Holder Trust to the Escrow Agent for the Maturity Funds Escrow, with a copy to Servicer. Upon receipt of funding for such an advance from the Maturity Escrow Account, the Position Holder Trustee will notify Servicer of the date and amount of such advance and the portion of such advance, if any, that has been deposited into the Position Holder Trust Premium Reserve Escrow Account.

(e)         In addition to the Maturity Funds Register Services, Servicer shall perform each of the services described on Schedule XV hereof, (collectively, the “Maturity Funds Services”). Such performance shall be in accordance with the Servicing Standard.

Section 1.18        New IRA Note Payment Services. Servicer shall perform each of the services described in Schedule XVI with respect to the payment and administration of each of the New IRA Notes (the “New IRA Note Payment Services”). Such performance shall be in accordance with the Servicing Standard.

Section 1.19        Policy Account Records. Servicer shall maintain accurate and detailed books and records pertaining to the Policy Account maintained by the Securities

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Intermediary under the Securities and Deposit Accounts Agreement, and shall review those records compared to the books and records maintained by Servicer under this Agreement. Servicer shall report any discrepancies between its books and records and those maintained by the Securities Intermediary within three (3) Business Days of discovering the same.

Section 1.20       Reporting. Servicer shall provide the services described on Schedule XVII related to preparation of reports for the Position Holder Trust, Continuing Fractional Holders, and Holders of Position Holder Trust Interests and IRA Partnership Interests (the “Reporting Services”). Provision of such services shall be in accordance with the Servicing Standard.

Section 1.21       Continued Servicing or Removal of Sold Policies. In the event that any Policy, or all Beneficial Ownership in a Policy held by Position Holder Trust, is sold or otherwise transferred by or at the direction of the Position Holder Trustee (any such Policy, a “Sold Asset”) during the term of this Agreement, Servicer shall continue to service the Sold Asset in accordance with this Agreement if the transferee requests that Servicer continue to provide such services. Position Holder Trust will provide Servicer with the transferee’s contact information prior to the consummation of the transfer so that Servicer may discuss its servicing capabilities, and any alternative ongoing servicing arrangement for the Sold Asset, with the transferee. If the transferee declines to have Servicer continue servicing the Sold Asset, Servicer will comply with Section 1.23 of this Agreement with regard to the transfer of servicing of the Sold Asset.

Section 1.22        Subservicing.

(a)         With the prior written consent of Position Holder Trust, Servicer may enter into agreements with subservicers for the servicing and administration of the Policies, the registration, servicing and administration of Fractional Interests, New IRA Notes, Position Holder Trust Interests and IRA Partnership Interests, and for the performance of any and all other Services to be provided by Servicer hereunder. Each subservicer shall be required to provide the Services that are the subject of the subservicing agreement in accordance with this Agreement.

(b)         Notwithstanding any agreement with a subservicer, any of the provisions of this Agreement relating to agreements or arrangements between Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, Servicer shall remain obligated and primarily liable to Position Holder Trust for the servicing and administering of the Policies and the provision of all of the other Services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if Servicer alone were servicing and administering the Policies and providing the other Services required by this Agreement. No delegation by Servicer to a subservicer shall release Servicer from the responsibilities or liabilities arising under this Agreement. Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of Servicer by such subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Any such indemnification shall expressly extend to and protect Position Holder Trust and the Continuing Fractional Holders.

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(c)         Any subservicing agreement that may be entered into and any transactions or services involving a subservicer in its capacity as such shall be deemed to be between the subservicer and Servicer alone, and shall be in form and substance reasonably satisfactory to Position Holder Trust, and Position Holder Trust and the Continuing Fractional Holders shall be express third party beneficiaries of any such subservicing agreement. Servicer shall be solely liable for all fees and expenses owed by it to any subservicer, irrespective of whether Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees and expenses. Notwithstanding the foregoing, each subservicing agreement entered into by Servicer shall provide that such subservicing agreement shall terminate should this Agreement or Servicer’s appointment hereunder be terminated.

Section 1.23       Transfer of Servicing. With respect to all Policies, if this Agreement is terminated in accordance with its terms, and with respect to any Sold Asset(s) if a Policy or all of Position Holder Trust’s Beneficial Ownership interest therein is sold or otherwise transferred as contemplated by Section 1.21 and Servicer does not provide ongoing services with respect to such Sold Asset(s), Servicer agrees to cooperate with Position Holder Trust in effecting the transfer of its responsibilities and rights hereunder to a successor servicer or as otherwise directed by Position Holder Trust. Such cooperation shall include without limitation the preparation, execution and delivery of any and all documents and other instruments reasonably required to transfer servicing to the successor servicer, and the transfer to a successor servicer designated by Position Holder Trust for administration by it of all cash amounts which shall at the time be held by Servicer or thereafter received with respect to the Policies or Sold Assets, as the case may be. Servicer agrees to transfer, at or prior to the transfer of servicing, to Position Holder Trust or to a successor servicer, as directed by Position Holder Trust, copies of its electronic records and all other records (which shall be in readable form and, as to the data produced thereby, in pdf format and Microsoft Word or Microsoft Excel format if available), and original correspondence and documents (to the extent in Servicer’s possession and not otherwise available electronically) relating to the Policies (or the Sold Assets) in the manner and at such times as Position Holder Trust or its designee shall reasonably request and do any and all other acts or things necessary or appropriate to complete the transfer. Upon its determination that servicing transfer has been completed (which may not be earlier, if such transfer of servicing occurs due to a sale of a Policy, than the date such sale closes), Position Holder Trust shall tender a notice (the “Transfer Completion Notice”) and upon receipt thereof by the Servicer, the Servicer shall no longer be obligated to service the relevant Policy (or Sold Asset) hereunder. Servicer shall continue to receive fees from Position Holder Trust prior to and during the transfer of servicing under this Section until its receipt of the Transfer Completion Notice. In the event that Position Holder Trust requests any additional services from Servicer after Servicer has received the Transfer Completion Notice, it shall be entitled to charge commercially reasonable fees for such services.

Section 1.24        Backup Servicer.

(a)         At any time and from time to time, Position Holder Trust may designate a backup servicer (the “Backup Servicer”) to perform the Services to be provided by Servicer under this Agreement, and Position Holder Trust shall give Servicer written notice of its designation of any Backup Servicer. Upon the Backup Servicer receiving written notice from Position Holder Trust that a Servicer Event of Default has occurred under this Agreement and

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that the Backup Servicer is required to serve as primary Servicer under this Agreement, the Backup Servicer will become Servicer hereunder.

(b)         The Backup Servicer as successor Servicer shall perform only such duties and obligations as are specifically set forth in this Agreement, or as may be otherwise agreed between the Backup Servicer and Position Holder Trust, it being expressly understood by all parties hereto that there are not and shall not be any implied duties or obligations of the Backup Servicer to Servicer hereunder.

(c)         Upon the receipt by the Backup Servicer of a notice of termination of the Servicer as initial Servicer and assumption of the Servicer’s obligations, all authority and power of the initial Servicer shall pass to and be vested in the Backup Servicer as Servicer; provided, however, that the Backup Servicer as successor Servicer shall have (i) no liability with respect to any action performed, breaches or defaults caused by the terminated Servicer prior to the date that the Backup Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to pay any taxes required to be paid by the Servicer (provided that the Backup Servicer or the successor Servicer shall pay any income taxes for which it is liable), (iii) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the initial Servicer, (iv) no obligations to perform advancing obligations, if any, of the Servicer unless it elects to do so in its sole discretion, and (v) no obligations to pay any of the fees and expenses of any other party to the transactions contemplated hereby. Additionally, the representations and warranties of the initial Servicer in this Agreement shall not apply to the Backup Servicer, as successor Servicer.

(d)         The Backup Servicer as successor Servicer is authorized to accept and rely on all accounting records (including computer records) and work product of the prior Servicer hereunder without any audit or other examination. Notwithstanding anything contained in this Agreement to the contrary, the Backup Servicer, as successor Servicer, is not responsible for the accounting, records (including computer records) and work of the prior Servicer (collectively, the “Predecessor Servicer Work Product”). If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Backup Servicer as successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the Backup Servicer as successor Servicer shall have no liability for such Continued Errors; provided, however, that the Backup Servicer as successor Servicer agrees to use commercially reasonable efforts to prevent Continued Errors. In the event that the Backup Servicer as successor Servicer becomes aware of Errors or Continued Errors, it shall use commercially reasonable efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The Backup Servicer as successor Servicer shall be entitled to recover its costs thereby expended.

(e)         Servicer agrees to cooperate and use its commercially reasonable efforts in effecting the transition of the responsibilities and rights hereunder. In addition, Servicer agrees to cooperate and use its commercially reasonable efforts in providing at the Servicer’s expense the Backup Servicer, as successor Servicer, with reasonable access (including at the premises of

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Servicer) to Servicer’s employees, and any and all of the books, records (in electronic or other form) or other information reasonably requested by it to enable the Backup Servicer, as successor Servicer, to assume the servicing functions hereunder.

(f)          The Backup Servicer as successor Servicer is authorized and empowered to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do so or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination or to perform the duties of Servicer. Servicer will provide Backup Servicer, as successor Servicer, with a Power of Attorney stating such.

(g)         No provision of this Agreement shall require the Backup Servicer (in such capacity or in its capacity as successor Servicer) to incur any out-of-pocket expenses if it shall have reasonable grounds for believing that reimbursement of such expenses is not reasonably assured to it.

Section 1.25        Insurance Requirements. Servicer shall maintain insurance (and provide a copy of such insurance policy to Position Holder Trust) substantially in the form annexed hereto as Schedule XIX or in such other form as Position Holder Trust may approve (such approval not to be unreasonably delayed or withheld) with respect to its operations and property and with respect to its obligations under this Agreement and otherwise with respect to the Policies, including without limitation errors and omissions insurance in the amount of $5,000,000 per claim and $10,000,000 in the aggregate for any one year.

Section 1.26        Indemnification by Servicer. Servicer agrees to indemnify, defend and hold Position Holder Trust, its trustees, officers, directors, employees, successors, assigns, agents, representatives, and subcontractors (the “Position Holder Trust Indemnified Parties”) harmless from and against any and all costs, expenses, losses, liabilities, obligations, interest or expenses (including, without limitation, reasonable attorneys’ fees and expenses), claims and damages, including, but not limited to, losses resulting directly or indirectly from lapse of any Policy that was not authorized or directed by the Position Holder Trustee (collectively, “Position Holder Trust Claims”), suffered, incurred or paid, directly or indirectly, as a result of or arising out of: (a) Servicer’s failure to perform its duties hereunder; and (b) any material breach by Servicer of any of its representations, covenants and agreements contained herein; provided, however, that the foregoing obligation of Servicer shall not apply with respect to any Position Holder Trust Claim to the extent that such Position Holder Trust Claim arose solely out of bad faith, gross negligence or willful misconduct of the related Position Holder Trust Indemnified party. In the event the Position Holder Trust Indemnified Parties disagree with Servicer’s decision not to pursue the defense of a Position Holder Trust Claim, the Position Holder Trust Indemnified Parties may elect to take over such defense at their own cost. Servicer will assist fully in any defense of a Position Holder Trust Claim regardless of who is covering the costs. Notwithstanding anything in this Section to the contrary, Servicer shall not be entitled to assume control and will not be responsible for covering the costs of the defense of any claim if: (w) the claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation against Position Holder Trust; (x) the claim seeks an injunction or equitable relief against Position Holder Trust; (y) there is a reasonable likelihood of a conflict of interest between Servicer and Position Holder Trust; or (z) on petition by Position Holder Trust,

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the appropriate court rules that Servicer failed or is failing to vigorously prosecute or defend such claim.

Section 1.27        Servicing Standard. In performing its obligations hereunder, Servicer shall:

(a)         exercise at least the same degree of skill and care used by persons of established reputation responsible for servicing policies like the Policies, and other assets of the type included within the Policies (and in any event at least the same degree of care as Servicer would exercise with respect to comparable assets (i) held for its own account or the account of any of its principals or affiliates or (ii) serviced for any other third-party client);

(b)         adhere to the information security requirements set forth in Schedule XIX hereof; and

(c)         without limiting the generality of the foregoing, perform such obligations in a manner that satisfies all applicable laws and regulations, including licensing, collection, use and dissemination of personal identifying and medical information, privacy (including without limitation requirements under all applicable health insurance and life settlement laws and regulations), regulatory reporting and record keeping requirements (the foregoing (a), (b) and this subsection (c), collectively referred to herein as the “Servicing Standard”).

Servicer agrees to maintain a staff of competent and trained personnel and sufficient equipment and supplies to perform the activities covered by this Agreement in accordance with the standards required by this Agreement, including without limitation assuring the integrity of data provided to it and by maintaining written policies and procedures which will cover, among other compliance topics, data privacy issues. The fact that Servicer has performed its obligations in accordance with the Servicing Standard shall not serve as a defense to liability for a lapse in any Policy resulting, directly or indirectly, from failure to timely provide premium calculations or verify receipt and application of premium payments. Notwithstanding anything contained herein to the contrary, Servicer shall not be liable for any failure to meet its obligations hereunder if such failure is outside of its control and not resultant from or triggered by Servicer’s failure to comport with the Servicing Standard, including the refusal of any Insurer, Insured or trustee to cooperate with requests of Servicer after diligent and repeated attempts to obtain such information or providing an explanation to Position Holder Trust of why additional attempts would not be effective.

Section 1.28       Changes in Law; Inquiries and Proceedings; Litigation and Arbitration. Servicer agrees to keep informed of and comply in all material respects with applicable laws relating to the performance of Servicer of its duties and obligations under this Agreement. During the term of this Agreement, Servicer agrees promptly to notify Position Holder Trust of any material change in applicable law of which Servicer becomes aware, and advise Position Holder Trust of such measures it believes Position Holder Trust should implement in connection with the Policy. Likewise, to the extent to which any governmental or regulatory entity initiates an inquiry or proceeding that affects any Policy, during the term of this Agreement Servicer agrees promptly to notify Position Holder Trust of such governmental or regulatory inquiry or proceeding promptly after receiving notice thereof. To the extent there is

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any inquiry, proceeding, litigation or arbitration associated with a Policy (each of the foregoing, a “Proceeding”), whether initiated by Position Holder Trust against a third party or by a third party, during the term of this Agreement, Servicer shall assist Position Holder Trust in prosecuting or defending such action, as the case may be, to the same extent as it would were such action brought directly by or against Servicer, and shall assist with the production of any material relevant to the action as it may have in its possession. Position Holder Trust will reimburse Servicer for any third party costs it may incur in connection with complying with the foregoing obligation unless such costs are the obligation of Servicer under Section 1.22.

Section 1.29        Confidentiality. Without limiting the requirements of Section 8.1(d) below, Servicer agrees that (i) all of the Portfolio Related Information is confidential, and that, except as expressly provided otherwise in this Agreement, it will not disclose any Portfolio Related Information without the prior written consent of Position Holder Trust, (ii) it will not use, or permit the use, of any of the Portfolio Related Information for any purpose other than the proper performance and discharge of its duties and responsibilities under this Agreement, and (iii), in any event, it will comport with the Servicing Standard (in particular, but not by way of limitation, with clause (b) thereof) in making any such use or permitted disclosure of any of the Portfolio Related Information; provided, that, Servicer may transmit such information relating to an Insured or the Policy under which he or she is the Insured as may be reasonably requested in writing by the Insured to such Insured or his or her agents or representatives, and if any such request is made, Servicer shall promptly (and in any event prior to the disclosure of such information) provide a copy of the written request to Position Holder Trust.

Section 1.30        Access to Records. Servicer will grant Position Holder Trust, and its agents and advisors, including counsel and independent public accountants, access to Servicer’s electronic and hard copy books of account, records, reports and other papers of Servicer with respect to the Policies and its performance of its Services hereunder, including, but not limited to, the Available Information, all of which shall at all times be owned by Position Holder Trust, to make copies and extracts therefrom, to discuss Servicer’s affairs, finances and accounts (including the current state of Servicer’s technology platform and related systems and procedures, including information backup, disaster recovery, and security firewalls and protocols) with its executive officers and employees, all at such times as may be reasonably requested and at Position Holder Trust’s expense, but not more often than once each calendar quarter, for the sole purpose of reviewing or evaluating Servicer’s performance of its duties and obligations hereunder. In connection therewith, the Servicer shall furnish to such agents and advisors such space and support services as may be reasonably required, which will consist of an office with telephone and internet access. All such records included in the definition of Portfolio Related Information shall remain sole property of Position Holder Trust and shall be returned to Position Holder Trust upon termination of this Agreement or upon earlier request. In lieu of such visits and inspections, Position Holder Trust may request, and Servicer shall provide, copies of such books and records upon reasonable notice. Position Holder Trust shall be an express third party beneficiary of all agreements entered into by Servicer relating to the storage, recovery or security of any of the Portfolio Related Information.

Section 1.31        Operational Audit Rights.

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(a)         Servicer shall maintain a robust system of internal control and quality control to ensure an effective discharge of the Servicer’s obligations and duties under this Agreement. Servicer shall provide Position Holder Trust with quarterly reports, and if need be and at Position Holder Trust’s expense ad hoc reports, on the state of its internal and quality controls related to the Policies. These reports should allow Position Holder Trust to assess the status of these controls and should also provide insight of identified issues and related action plans developed to address these issues. The last quarterly report of the financial year shall compile a summary report on the reviews with respect to the Servicer’s obligations and duties under this Agreement during the financial year and submit it to Position Holder Trust. The summary report must state the major deficiencies identified, the measures recommended to remedy them and the implementation status of these measures.

(b)         Notwithstanding the obligation of the Servicer to take primary responsibility for its system of internal control, Servicer shall grant Position Holder Trust, its auditors (including internal audit staff, audit staff of affiliated parties and external auditors) and its compliance personnel reasonable access to Servicer’s data centers, processing facilities, operating practices, policies, processes and procedures, data bases and relevant personnel as far as related to the Servicer’s obligations and duties under this Agreement for the purpose of performing audits or inspections as may be reasonably required (i) to examine Servicer’s performance or (ii) by audits in connection with the auditing of Position Holder Trust’s annual accounts or audits ordered by Position Holder Trust’s beneficiaries. For the avoidance of doubt, such audits shall be limited to the Servicer’s obligations and duties under this Agreement and shall not include the audits of the annual accounts of Servicer or information related in any way to Servicer’s other clients.

(c)         Servicer shall ensure that Position Holder Trust (or its auditors and its compliance personnel) will upon their reasonable request be provided with any information and documents which are related to the Servicer’s obligations and duties under this Agreement. Position Holder Trust shall, in order to prevent or minimize any potential impairment or disruption of Servicer operations or distraction of Servicer personnel, instruct its auditing personnel to (i) announce such an audit reasonably in advance, in writing and describing its objectives (ii) conduct such audit during regular business hours and discuss logistical issues collaboratively, (iii) engage the Servicer in discussion on objectives and scope of the audit and (iv) strive to restrict such internal audit exercises to at most twice over any twelve-month rolling period. Extra audits, although normally not envisaged, may be contemplated if events so require. The internal auditors of Position Holder Trust and/or its affiliates will be bound by their professional confidentiality requirements. Position Holder Trust shall also advise its external auditors to restrict their interventions to the required minimum and in line with the abovementioned specifications for internal audit, but cannot unilaterally define the activities and requirements of its external auditor.

(d)         During such audits, Servicer shall provide reasonable cooperation and assistance to Position Holder Trust, its auditors and its compliance personnel, subject to reimbursement by Position Holder Trust to Servicer of all reasonable, related Out-of-Pocket expenses. Servicer shall also ensure cooperation between its auditors (whether internal or external auditors) and Position Holder Trust, its auditors and its compliance personnel in such a manner that Position Holder Trust, its auditors and compliance personnel will obtain any

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information required to perform their auditing and inspection duties. To the extent necessary to comply with this provision, Servicer’s auditors shall not be subject to, or will be released by Servicer from, any confidentiality obligation they may owe to Servicer.

(e)         The auditing and inspection rights under this Section remain valid for one year following termination of this Agreement, starting from the end of Servicer’s financial year in which the Agreement is terminated. Servicer shall ensure that all relevant documents continue to be available for the same term.

(f)          If any audit by Position Holder Trust results in Servicer being notified that any or all of Servicer’s obligations and duties under this Agreement are in material non-compliance with any applicable laws and regulations, Position Holder Trust shall inform Servicer of such audit results and will request Servicer to give timely instructions to remedy such non-compliance. In any case, Servicer shall take the necessary steps to ensure that any or all of Servicer’s obligations and duties under this Agreement are in compliance with any applicable laws and regulations.

(g)         Following an audit, Position Holder Trust may discuss its findings with Servicer and, if appropriate, but without prejudice to Position Holder Trust’s other rights and remedies, the Parties shall agree on a plan (including a timetable to implement the plan) to address any concerns identified in the audit. If the audit demonstrates that Servicer is failing to comply with any of its obligations under this Agreement, Servicer shall take the necessary steps to comply with its obligations at no additional cost or expense to Position Holder Trust. If the Parties fail to agree on a remediation plan, the matter shall be dealt with in accordance with the Arbitration procedure set out in Section 10.2.

2.       Escrow Accounts

Section 2.1         Fractional Holders’ Premium Reserve Escrow Account. Position Holder Trust has established an escrow account (the “Fractional Holders’ Premium Reserve Escrow Account”) with the Escrow Agent (as defined in Exhibit A). The initial balance in the Fractional Holders’ Premium Reserve Escrow Account is the aggregate amount of the Policy Premium Reserves of all Policies allocated to the Continuing Fractional Interests, as reflected in Schedule III, or Schedules VII, VIII or IX, as the case may be, subject to the terms and conditions of the Plan. On and after the Post-Effective Adjustment Date, the balance in the Fractional Holders’ Premium Reserve Escrow Account will be the aggregate amount of the remaining Policy Premium Reserves allocated to the Continuing Fractional Interests as reflected in the Continuing Fractional Interest Register accompanying the Post-Effective Adjustment Report. From and after the Plan Effective Date, no additional deposits will be made to the Fractional Holders’ Premium Reserve Escrow Account. Servicer shall invoice Position Holder Trust for premiums payable out of the Fractional Holders’ Premium Reserve Escrow Account, and from and after the date the Post-Effective Adjustment Report is delivered, distribute unused Policy Premium Escrows following Policy maturities, all as described in Schedule X. The Fractional Holders’ Premium Reserve Escrow Account will be closed at such time as the balance of such account has been reduced to zero.

Section 2.2          Position Holder Trust Escrow Accounts.

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(a)         Maturity Escrow Account. Position Holder Trust has established the Maturity Escrow Account with the Escrow Agent. The initial balance in the Maturity Escrow Account is set forth in the initial Statement of Maturity Account provided to Servicer pursuant to Section 1.17(a) of this Agreement. Servicer shall perform each of the Services described on Schedule XV hereof with respect to the Maturity Escrow Account. Such performance shall be in accordance with the Servicing Standard. The Maturity Escrow Account will be closed at such time as the Maturity Funds Facility has terminated in accordance with the Plan, and all funds held in the Maturity Escrow Account have been disbursed in accordance with the Escrow Agreement.

(b)         Position Holder Trust Premium Reserve Escrow Account. Position Holder Trust has established an escrow account (the “Position Holder Trust Premium Reserve Escrow Account”) with the Escrow Agent. The initial balance in the Position Holder Trust Premium Reserve Escrow Account is reflected in Schedule I. Additional deposits and withdrawals will be made to or from the Position Holder Trust Premium Reserve Escrow Account from time to time. Servicer shall invoice Position Holder Trust for its pro rata share of premiums payable on Policies, and provide other Services with respect to the Position Holder Trust Premium Escrow Account, all as described in Schedule X. The Position Holder Trust Premium Reserve Escrow Account will be closed at such time as the balance of such account has been reduced to zero.

3.         Covenants of Servicer

Section 3.1          Policies. Servicer shall not offer for sale, sell, transfer or otherwise dispose of any of the Policies or any other assets held by Position Holder Trust, except in a transaction approved in writing by Position Holder Trust in its sole discretion.

Section 3.2         Liens. Servicer shall not create any lien on any Policy, or any Fractional Interest, New IRA Note, IRA Partnership Interest or Position Holder Trust Interest, or any Maturity Funds Loans, or on any funds in or to be deposited in any of the Escrow Accounts.

Section 3.3         Insolvency Proceedings. Servicer agrees not to take any action or institute any proceeding against Position Holder Trust under any applicable bankruptcy or insolvency law or any proceeding which would be reasonably likely to cause Position Holder Trust to be subject to, or seek the protection of, any such bankruptcy or insolvency law, unless Position Holder Trust fails to make any payment hereunder within sixty (60) days of the due date for such payment.

Section 3.4         Certain Activities. Servicer acknowledges that the satisfactory performance of the Services it has been appointed to provide pursuant to this Agreement is vital to the ability of Position Holder Trust (and through it, the Holders of Position Holder Trust Interests and IRA Partnership Interests) and the Continuing Fractional Holders, to enjoy the benefits of Beneficial Ownership of the Policies. Accordingly, Servicer agrees that it shall not engage in any activities that may impair Servicer’s ability to discharge its duties and obligations under this Agreement, or any actions that may jeopardize the status of Position Holder Trust or the IRA Partnership under any applicable federal or state securities laws.

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Section 3.5          Further Assurances. Servicer shall, upon the reasonable request of Position Holder Trust, from time to time execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, as promptly as practicable such further instruments and take such further action as may be ancillary and incidental to the provisions of this Agreement. In addition to the other covenants expressed herein, Servicer shall perform or refrain from performing any other act necessary to comport with the Servicing Standard.

4.         Compensation of Servicer

Section 4.1          Servicing Fee. Position Holder Trust shall pay Servicer a servicing fee (the “Servicing Fee”) for the Services rendered hereunder. The Servicing Fee shall be as set forth in the Fee Schedule attached hereto as Schedule XXI.

Section 4.2          Expenses. Unless otherwise expressly stated herein, Servicer shall bear all overhead costs and expenses incurred in connection with performing its duties and obligations under this Agreement, including salaries, rent, subcontractor fees incurred as a result of Servicer retaining third parties pursuant to Section 1.22 above or Section 5.2 below, and insurance costs. On a monthly basis, Position Holder Trust shall reimburse Servicer for all other reasonable out of pocket costs and expenses incurred in connection with performing its duties and obligations under this Agreement, subject to prior receipt by Position Holder Trust of a reasonably detailed invoice and description of and reasonable backup documentation for such expenses, including without limitation, (i) any reasonable and necessary expenses incurred in contacting third parties (e.g., Insureds), such as FedEx or UPS expenses, (ii) any expenses charged by an Insurer with respect to obtaining Policy information or related materials, (iii) obtaining Medical Records, LE Reports, Death Certificates, or any other material obtained at the request of Position Holder Trust, and (iv) any reasonable travel fees and costs approved in advance by Position Holder Trust. Notwithstanding the foregoing, (i) Servicer shall not be reimbursed for any subcontractor fees incurred as a result of Servicer retaining third parties to perform any of its duties hereunder, if any, and (ii) any out of pocket expenses not specifically described in this Section aggregating in excess of $5,000 per calendar month shall be subject to pre-approval by Position Holder Trust.

Section 4.3          Late Payments. Any amount due from Position Holder Trust to Servicer under this Agreement that is not paid within thirty (30) days after written notice of non-payment shall accrue interest, payable on demand, from the date due until paid at a rate per annum equal to LIBOR plus 3%, calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.

Section 4.4          Manner of Payment. Amounts due to Servicer under this Agreement shall be paid by wire transfer of immediately available funds to such account as Servicer shall designate by 9:00 AM, Central Time on the date when due.

Section 4.5          Set-off. Position Holder Trust shall have the right to set-off against any amounts owed to Servicer by it any amounts due from Servicer to it with respect to a finally determined Position Holder Trust Claim.

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5.         Servicer as Independent Contractor

Section 5.1          Independent Judgment. Subject to the Servicing Standard and the express provisions hereof, Servicer has the right to exercise independent judgment as to the time, place, and manner of performing the Services required of Servicer under this Agreement and of otherwise carrying out the provisions of this Agreement. Neither party is to be considered a partner, joint venturer, employer or employee of the other party for any purpose. Accordingly, Servicer shall be deemed an independent contractor providing services to Position Holder Trust and shall be responsible for Servicer’s own employees, benefits, income and other taxes.

Section 5.2          Subcontractors. Subject to the terms of this Section and Section 1.22 (to the extent applicable), Servicer has the right to engage subcontractors to perform its duties and obligations under this Agreement. If Servicer chooses to exercise this right, it shall notify Position Holder Trust in writing; such notice shall contain the name of the subcontractor and information regarding the proposed subcontracting arrangement. Position Holder Trust may elect, in its sole discretion, to approve a subcontractor within fourteen (14) days after receiving the notice described in the preceding sentence, failing which Position Holder Trust’s consent shall be deemed denied. Servicer shall retain all responsibility in respect of duties it delegates to such subcontractor. Such subcontractors shall have all the rights and obligations that Servicer would have under this Agreement. For the avoidance of doubt, Servicer shall retain all responsibility to compensate the subcontractor.

Section 5.3          Limited Authority. Servicer shall not incur any debt, liability or other obligation on behalf of Position Holder Trust. Other than as expressly set forth in this Agreement, Servicer is not authorized to act for or on behalf of Position Holder Trust.

Section 5.4         Indemnification by Position Holder Trust. Position Holder Trust agrees to indemnify, defend and hold Servicer, its officers, directors, employees, successors, assigns, agents, representatives, and subcontractors (the “Servicer Indemnified Parties”) harmless from and against any and all costs, expenses, losses, liabilities, obligations, interest or expenses (including, without limitation, reasonable attorneys’ fees and expenses), claims and damages, including, but not limited to, losses resulting directly or indirectly from (i) any erroneous information included in any Schedule or initial Register delivered to Servicer pursuant to this Agreement, and (ii) any third party lawsuits brought against any of the Servicer Indemnified Parties in connection with its providing services hereunder (collectively, “Servicer Claims”); provided, that, Position Holder Trust shall have no obligation to indemnify if the Servicer Claims arose, in whole or in part, directly or indirectly, out of Servicer’s failure to materially perform its duties hereunder; and any material breach by Servicer of any of its representations, covenants and agreements contained herein, or bad faith, gross negligence or willful misconduct of the Servicer Indemnified Parties with respect to such Servicer Claims.

6.         Covenants and Duties of Position Holder Trust

Section 6.1          Information/Documents from Position Holder Trust. To the extent not already in Servicer’s possession as of the Effective Date, Position Holder Trust agrees to timely provide or cause the Securities Intermediary to provide, the following information (to the extent actually in the possession of Position Holder Trust or the Securities Intermediary) and

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documents to Servicer and further acknowledges and agrees that such items are necessary for Servicer to fulfill its duties and obligations under this Agreement (collectively, the “Available Information”):

(a)         within five (5) Business Days of receipt, any information and/or communications actually received by Position Holder Trust or its affiliates related to any Policy, Insured, contacts and physicians, or Insurer, which shall include, but not be limited to, insurance premium due notices and Policy related correspondence;

(b)         information and/or communications related to any payment or nonpayment of death benefits to the beneficiary(ies) of such Policy;

(c)         all information, communications and/or records relating to the Policies including any reasonable support documentation, which shall specifically include for each Policy, if applicable, (i) a premium optimization schedule, (ii) the most recent verification of coverage, (iii) a two (2) year annual statement history, (iv) the most recent illustration, (v) premium payments made prior to the Effective Date, and (vi) chain-of-title history;

(d)         copies of all relevant transaction documents, communications and/or records related thereto; and

(e)         copies of wire confirmations related to premium payments remitted by any party (other than Servicer) related to a Policy, which shall be provided to Servicer on the same date such confirmation is received by Position Holder Trust.

Position Holder Trust shall only be obligated to provide the information set forth in (a) through (e) in its possession on the Effective Date to the extent that it is notified by Servicer that Servicer lacks such information within thirty (30) days after the Effective Date; provided, that, the preceding does not in any way limit or reduce the covenants and duties of Position Holder Trust with respect to information set forth in (a) through (e) obtained by it or the Securities Intermediary on or after the Effective Date. Position Holder Trust shall, or shall cause the Securities Intermediary to, provide copies of such data, information and documents to Servicer by secure ftp.

Section 6.2         Delivery of Other Documents. In addition to providing the information and documents in Section 6.1 above, Position Holder Trust agrees that upon Servicer’s reasonable request, it will promptly, and in any event within five (5) Business Days of any written request, execute, or cause to be executed, and deliver to Servicer, in compliance with applicable law, all written authorizations, acknowledgments, consents and other instruments agreed by the parties as reasonably necessary to enable Servicer to perform its duties and obligations under this Agreement, including without limitation, the obtaining, use and disclosure of any and all information and data related to any Policy.

Section 6.3         Servicer Entitled to Rely on Information Provided by Debtors. Without limiting any other obligation or covenant of Position Holder Trust in this Agreement, Position Holder Trust understands, acknowledges and agrees that Servicer is authorized to accept and rely on all Policy and accounting records (including computer records) and work product included in the Portfolio Related Information provided to Servicer in accordance with this

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Agreement by the Reorganized Debtors, Position Holder Trust or any Holder, or by any third party engaged by any of the Reorganized Debtors, Position Holder Trust or any Holder, without any audit or other examination. Notwithstanding anything contained in this Agreement to the contrary, Servicer is not responsible for the accounting, records (including computer records) and work product of the Debtors (collectively, the “Debtor Work Product”). If any Errors exist in any Debtor Work Product and such Errors make it materially more difficult to provide Services or should cause or materially contribute to the Servicer making Errors or Continued Errors, Servicer shall have no liability for indemnification of any Position Holder Trust Indemnified Parties nor be considered to have committed a Servicer Event of Default for such Errors or Continued Errors; provided, however, that Servicer agrees to use commercially reasonable efforts to prevent such Errors and/or Continued Errors. In the event that Servicer becomes aware of Errors or Continued Errors, it shall use commercially reasonable efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Errors and/or Continued Errors.

Section 6.4          Securities Intermediary.     Position Holder Trust shall take such action as may be necessary from time to time to cause the Securities Intermediary to take such action as may be necessary to effectuate the terms of this Agreement.

7.         Term and Termination

Section 7.1          Term.     The term of this Agreement shall commence on the Effective Date and, unless this Agreement is terminated as provided below in Section 7.2 or Section 7.3, shall continue in full force and effect with respect to each Policy for the duration of the life of the Insured, or until the earlier lapse, surrender, termination, sale or other disposition of the Policy, and for a period of six (6) months thereafter.

Section 7.2           Termination by Position Holder Trust.     Position Holder Trust may terminate this Agreement:

(a)         Position Holder Trust may, at any time after the eighth (8th) anniversary of the Effective Date, terminate this Agreement for any reason or no reason, by giving one hundred eighty (180) days prior written notice of termination to Servicer (which notice may be given prior to the eighth (8th) anniversary of the Effective Date, so long as the effective date of termination is not earlier than the eighth (8th) anniversary of the Effective Date). Any notice of termination pursuant to this subsection must specify an effective date of termination that coincides with the end of a calendar quarter.

(b)         As provided in Section 9 following the occurrence of a Servicer Event of Default.

(c)         At any other time agreed to by the parties hereto.

Section 7.3          Termination by Servicer. Servicer may terminate this Agreement:

(a) Servicer may, at any time after the eighth (8th) anniversary of the Effective Date, terminate this Agreement for any reason or no reason, by giving one hundred eighty (180) days prior written notice of termination to Position Holder Trust (which notice may be given

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prior to the eighth (8th) anniversary of the Effective Date, so long as the effective date of termination is not earlier than the eighth (8th) anniversary of the Effective Date). During the notice period, Servicer shall work with Position Holder Trust to find an appropriate replacement(s) to provide the Services to be performed by Servicer under this Agreement and shall, upon determination of such a replacement(s) (which may include Position Holder Trust or the Backup Servicer), Servicer shall transfer servicing to such replacement in accordance with Section 1.23 above. In addition, during the notice period, Position Holder Trust may make offers of employment to any Dedicated Personnel (as defined in Exhibit A). If Servicer gives a notice of termination pursuant to this Section 7.3, Position Holder Trust may extend the notice period, and the effective date of termination, by up to one hundred eighty (180) days, if necessary to find an appropriate replacement(s) to provide the Services to be performed by Servicer under this Agreement.

(b)         At any time following a material breach by Position Holder Trust of any of its obligations hereunder after being given notice and a reasonable time not to exceed ninety (90) days to cure such breach, upon notice by Servicer to Position Holder Trust designating the date on which such termination will be effective.

Section 7.4          Effect of Termination.

(a)         Upon the termination of this Agreement, the Portfolio Information License, and Servicer’s right to use the Portfolio Related Information, shall automatically terminate, without any action on the part of Position Holder Trust; provided, however, that Position Holder Trust, in its sole discretion, may extend such right to use the Portfolio Related Information under such terms and conditions as it may determine until the transfer of Servicer’s responsibilities under this Agreement to a successor servicer or as otherwise directed by Position Holder Trust has been completed in accordance with Section 1.23 hereof.

(b)         Position Holder Trust’s rights and Servicer’s obligations under Sections 1.23, 1.26, 1.29 and 4.5 of this Agreement, and under any other provision of this Agreement which by its terms is expressly stated to, shall survive any termination of this Agreement. Servicer’s rights and Position Holder Trust’s obligations under Sections 4.1 (with regard to any Policies that become Matured Policies, Sold Assets or Voluntary Lapse Policies prior to the termination date), 4.2 (with regard to expenses incurred prior to the termination date), 4.3 and 5.4 of this Agreement, and under any other provision of this Agreement which by its terms is expressly stated to, shall survive any termination of this Agreement.

8.         Representations and Warranties

Section 8.1          Representations and Warranties of Servicer. Servicer hereby represents and warrants to and covenants with Position Holder Trust as follows:

(a)         Organization and Good Standing.     Servicer is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and to be conducted in accordance with this Agreement.

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(b)        Authorization of Agreement. Servicer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Servicer. This Agreement has been duly and validly executed and delivered by Servicer and (assuming the due authorization, execution and delivery by Position Holder Trust) this Agreement constitutes the legal, valid and binding obligation of Servicer, enforceable against Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)        Conflicts; Consents of Third Parties.

(i)          None of the execution and delivery by Servicer of this Agreement, the consummation of the transactions contemplated hereby, or compliance by Servicer with any of the provisions hereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (A) the certificate of formation and limited liability company agreement or comparable organizational documents of Servicer; (B) any contract or permit to which Servicer is a party or by which any of the properties or assets of Servicer are bound; (C) any order of any governmental body applicable to Servicer or by which any of the properties or assets of Servicer are bound or (D) any applicable law, other than, in the case of clauses (B), (C) and (D), such conflicts, violations, defaults, terminations or cancellations that would not reasonably be expected to have a material adverse effect on Servicer’s ability to perform its obligations under this Agreement.

 (ii)         No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of Servicer in connection with the execution and delivery of this agreement, the compliance by Servicer with any of the provisions hereof, or the consummation of the transactions contemplated hereby, or the taking by Servicer of any other action contemplated hereby, except for such consents, waivers, approvals, orders, permits or authorizations that have already been obtained or the failure of which to obtain would not have a material adverse effect on Servicer’s ability to perform its obligations under this Agreement.

(d)         Compliance with Laws. Servicer has conducted and will conduct its business (including the performance of its obligations hereunder) in compliance in all respects with all applicable governing laws and regulations. Without limiting the generality of the foregoing, Servicer will conduct all servicing of Policies in compliance with the Texas Insurance Code, the Health Insurance Portability and Accountability Act of 1996 and other applicable federal and state laws, rules, and regulations.

(e)         Licenses. Servicer holds and will maintain all licenses, permits, certificates of authority or other authorizations required from any governmental entity in any state or jurisdiction in order to perform all of the Services contemplated under this Agreement,

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including without limitation licenses required under all applicable life settlement laws and regulations in force in Texas and other states with jurisdiction over the Servicer’s activities. Servicer shall inform Position Holder Trust, within five (5) Business Days after becoming aware thereof, of (a) any cancellation, expiration, lapse or other termination of its licenses, permits, certificates of authority or other authorization necessary for Servicer to perform its obligations under this Agreement (including without limitation compliance with clauses (b) and (c) of the definition of Servicing Standard), (b) any failure to secure a renewal or continuation of such licenses, permits, certificates of authority or other authorization or (c) any failure to obtain any additional licenses, permits, certificates of authority or other authorization required by existing or newly enacted or adopted applicable law.

(f)          Written Policies and Procedures. Servicer will furnish to Position Holder Trust, within thirty (30) days after the Plan Effective Date, copies of all written policies and procedures relating to servicing the Policies, maintaining the Registers and providing the other Services to be performed under this Agreement. In the event that this representation is later discovered to be incorrect, Servicer can cure by furnishing copies of the omitted written policy and procedure within two weeks of discovery of its omission.

Section 8.2           Representations and Warranties of Position Holder Trust. Position Holder Trust hereby represents and warrants to Servicer as follows:

(a)          Existence and Authority. Position Holder Trust is a trust validly existing under the terms of the Plan and the Position Holder Trust Agreement, and the Position Holder Trustee has all requisite fiduciary power and authority to own and liquidate the Position Holder Trust Assets as contemplated by this Agreement.

(b)          Authorization of Agreement. The Position Holder Trustee has all requisite power and authority to execute and deliver this Agreement on behalf of Position Holder Trust and to cause Position Holder Trust to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Plan and the Position Holder Trust Agreement and no further authorization on the part of Position Holder Trust or the Position Holder Trustee is required. This Agreement has been duly and validly executed and delivered by Position Holder Trustee and (assuming the due authorization, execution and delivery by Servicer) this Agreement constitutes the legal, valid and binding obligation of Position Holder Trust, enforceable against Position Holder Trust and the Position Holder Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)          Conflicts; Consents of Third Parties.

(i)         None of the execution and delivery by Position Holder Trust of this Agreement, the consummation of the transactions contemplated hereby, or compliance by Position Holder Trust with any of the provisions hereof will conflict with, or result in any

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violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (A) the Plan or the Position Holder Trust Agreement; (B) any contract or permit to which Position Holder Trust is a party or by which any of the Position Holder Trust Assets are bound; (C) any order of the Bankruptcy Court or any other governmental body applicable to Position Holder Trust or by which any of the Position Holder Trust Assets are bound or (D) any applicable law, other than, in the case of clauses (B), (C) and (D), such conflicts, violations, defaults, terminations or cancellations that would not reasonably be expected to have a material adverse effect on Position Holder Trust’s ability to perform its obligations under this Agreement.

(ii)        No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of Position Holder Trust in connection with the execution and delivery of this agreement, the compliance by Position Holder Trust with any of the provisions hereof, or the consummation of the transactions contemplated hereby, or the taking by Position Holder Trust of any other action contemplated hereby, except for such consents, waivers, approvals, orders, permits or authorizations which have already been obtained or the failure of which to obtain would not have a material adverse effect on Position Holder Trust’s ability to perform its obligations under this Agreement.

Section 8.3          Survival. The representations and warranties of the parties contained herein shall survive during the term of this Agreement.

9.          Default

Section 9.1          Events of Default. If any one of the following events (each a “Servicer Event of Default”) shall occur and be continuing:

(a)          Any failure by Servicer to deliver any report required under this Agreement by the due date set forth herein, which failure continues unremedied for 10 calendar days; provided, however, if Servicer is unable to deliver any required report in a timely manner as a result of an Error(s) in the Portfolio Related Information delivered to Servicer, then as provided in Section 6.3, such failure shall not be a Servicer Event of Default, and Servicer shall comply with its obligations under Section 6.3 with respect to such Error(s);

(b)          Any breach by Servicer of any representation, warranty or covenant contained in Sections 1.27, 1.29, 1.30, 1.31(b)-(d), Section 3 or Section 8.1 of this Agreement, which breach continues unremedied for thirty (30) days after the earlier of (i) written notice thereof shall have been given to Servicer or (ii) its obtaining knowledge thereof;

(c)          Any failure by Servicer duly to observe or to perform any other covenants or agreements of Servicer set forth in this Agreement, which failure, solely to the extent capable of cure, continues for a period of thirty (30) days after the earlier of (i) written notice thereof shall have been given to Servicer or (ii) the date Servicer obtains knowledge thereof;

(d)          Servicer shall (i) file or consent by answer or otherwise to the filing against it of a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency or the appointment of a custodian under the laws of any

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jurisdiction, or any petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency or the appointment of a custodian under the laws of any jurisdiction is filed against it or a custodian is appointed for it, and such proceeding is not dismissed and appointment vacated within sixty (60) days thereafter, (ii) voluntarily commence a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property, (v) be adjudicated insolvent by a court or other tribunal of competent jurisdiction, (vi) dissolve or commence to wind up its affairs or (vii) take any action for purposes of the foregoing;

then, and in each and every case, so long as such Servicer Event of Default shall not have been remedied, Position Holder Trust may, by written notice to Servicer, terminate this Agreement and all of the rights and obligations of Servicer under this Agreement, subject to the provisions that survive termination, including without limitation Section 1.23 hereof. On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement shall be terminated, subject to the provisions that survive termination, including without limitation Section 1.23 hereof. Servicer shall cooperate with Position Holder Trust in effecting the termination of the responsibilities and rights of Servicer under this Agreement, including the transfer to the successor servicer for administration by it of all records relating to the Policies. In addition, upon Servicer’s receipt of notice of termination pursuant to this Section, Servicer shall, promptly upon the demand, and in any event no later than five (5) Business Days after delivery of such demand of Position Holder Trust, deliver to the successor servicer designated by Position Holder Trust all Portfolio Related Information in its possession.

Section 9.2          Rights Cumulative. Position Holder Trust shall have the right, in its own name or in the name of any Holder(s) of any Continued Position(s), to take all actions now or hereafter existing at law, in equity or by statute, to enforce its rights and remedies and to protect its interest or the interests of the Holder(s) of Continued Positions (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). All rights and remedies from time to time conferred upon or reserved to Position Holder Trust are cumulative, and none is intended to be exclusive of another or any right or remedy which Position Holder Trust or any Holder(s) of Continued Position(s) have at law or in equity. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

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10.          General Provisions

Section 10.1         Notices.    All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered via e-mail, certified mail (return receipt requested), or overnight courier, to:

in the case of Servicer, to:

[*]

Attn: [*]

Tel.: [*]

Fax.: [*]

in the case of Position Holder Trust, to:

[*]

Attn: [*]

Telephone: [*]

Fax: [*]

With a copy to:

[Chairman of the Governing Trust Board]

or, as to any of such persons, at such other e-mail or mailing address as shall be designated by one party in a written notice to the other.

Notwithstanding the foregoing, notice of breach, service of legal process or other similar communications shall not be given by electronic mail and shall not be deemed duly given under this Agreement if delivered by such means. Notices, demands and communications hereunder given by facsimile or electronic mail shall be deemed received upon oral confirmation of receipt by the addressee or upon the sender’s receipt of an affirmative confirmation of receipt thereof by the addressee. Unless otherwise provided herein, communications may be via e-mail, provided that if communication by e-mail is required under this Agreement, but is not available for any reason, any other suitable means of written communication providing for same or next day delivery shall be used in lieu thereof, including, but not limited to, by facsimile transmission or personal delivery.

Section 10.2        Arbitration.     In the event that there is any dispute, controversy, or claim between the parties arising out of or related to this Agreement or the making, performance, or interpretation thereof, the parties shall negotiate in good faith for a period of thirty (30) days following the written notice of such a dispute by a party, in an attempt to resolve the dispute. If no agreement can be reached after good faith negotiation between the parties, the dispute shall be determined by arbitration using the procedures set forth in this provision. Any such arbitration shall be administered under the JAMS Comprehensive Arbitration Rules and Procedures (the “Rules”) by an arbitrator sitting in Dallas County, Texas. The parties agree to act in good faith to reach agreement on the identity of the sole arbitrator within 30 days after the commencement of the arbitration. If the parties do not reach agreement on the sole arbitrator within 15 days after

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the commencement of the arbitration, then the appointment of the sole arbitrator shall be made by the administrator in accordance with the Rules. All arbitration awards shall be final and binding, are non-appealable, and are not subject to further review. The decision of the arbitrator as to the validity and amount of any claim disputed by the parties hereto shall be conclusive and binding upon the parties to this Agreement, and notwithstanding anything in this Agreement, the parties shall be required to act in accordance with such decision. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Each party shall bear its own fees and expenses in the arbitration unless the arbitrators determine otherwise. No punitive damages, exemplary damages, or consequential damages shall be awarded. In addition to the rights and remedies set forth in this section, and notwithstanding the foregoing, the Positon Holder Trust is entitled to commence an action and seek from any court of competent jurisdiction an injunction, restraining order, or other equitable relief as necessary to preserve the status quo, including to maintain the Policies or to restrain any action that may impair the maintenance of the Policies or the ability of Position Holder Trust and the Continuing Fractional Holders to realize the benefits of any of the Policies. In such circumstances, the arbitration procedures set forth in this section shall be complied with after the injunctive or other equitable relief is sought and either obtained or denied.

Section 10.3          No Other Duties. Servicer’s duties shall be limited to those expressly specified in this Agreement, as amended from time to time, and such other duties reasonably requested by Position Holder Trust that do not materially expand existing obligations, and Servicer shall have no implied duties or obligations.

Section 10.4          Severability. If any of the provisions of this Agreement should ever be held by a court of competent jurisdiction to exceed the scope permitted by the applicable law, such provision or provisions shall automatically be reformed to such lesser scope as such court may deem just and proper for the reasonable protection of a party’s legitimate business interests and may be enforced by such party to that extent in the manner described above. All other provisions of this Agreement shall be valid and enforceable.

Section 10.5          Headings. Titles, captions and headings contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or prescribe the scope of this Agreement or the intent of any provision.

Section 10.6          Third Party Beneficiaries. Each Continuing Fractional Holder shall be a third party beneficiary of this Agreement, and the Creditors’ Trust shall be a third party beneficiary for the purposes set forth on Schedule XVIII.

Section 10.7          Amendment. Except as expressly provided in this Agreement, this Agreement cannot be amended, changed, modified or supplemented, in whole or in part, except by a writing signed by all of the parties hereto.

Section 10.8          Entire Contract. This Agreement, including all of the Schedules and Exhibits hereto, each of which is incorporated by reference herein for all purposes, together with the Portfolio Information License, contain the entire agreement between the parties hereto with respect to the subject matters contemplated herein and supersedes all prior oral and written discussions, agreements and arrangements concerning such subject matters; provided, however,

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that to the extent that this Agreement is inconsistent with the Plan or the Confirmation Order, the terms of the Plan or the Confirmation Order shall govern.

Section 10.9          Governing Law.    This Agreement is intended to be performed primarily in the State of Texas and shall be interpreted, construed, governed and enforced according to the laws of the State of Texas, without reference to its conflicts or choice of laws principles.

Section 10.10        Consents to Service Process.    The parties submit to the exclusive jurisdiction of the federal and state courts located in Dallas, Texas for the limited purpose of an order to compel arbitration, for preliminary relief in aid of arbitration, or for a preliminary injunction to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitrators, and for the enforcement of any award issued hereunder. The Parties hereby waive any claim of forum non conveniens and any objections as to laying of venue. Each Party further waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such Party at such Party’s address for purposes of notices hereunder.

Section 10.11        Force Majeure.    Neither party shall be liable for any delay or non-performance of its obligations hereunder in the event and to the extent that such delay or non-performance is due to an event of Force Majeure and the party claiming Force Majeure provides prompt notice thereof to the other party and uses reasonable commercial efforts to mitigation damages to such other party. The party affected by an event of Force Majeure shall inform the other party in writing without delay of its occurrence, probable duration and cessation. Events of Force Majeure are events beyond the control of the party which occur after the date of signing of this Agreement and which were not reasonably foreseeable at the time of signing of this Agreement and whose effects are not capable of being overcome without unreasonable expense and/or loss of time to the party concerned. For purposes of this Agreement, events of “Force Majeure” shall include (without being limited to) acts of terrorism, war, civil unrest, strikes, lock-out and other general labor disputes, acts of government, natural disasters, breakdown or general unavailability of transport facilities, general shortages of energy and materials, accidents, fire, explosions and Acts of God. In the event that the delay or non-performance of a party hereto continues for a period of thirty (30) days due to events of Force Majeure, then other party shall have the right to terminate this Agreement with immediate effect without liability or any payment obligations towards the other party.

Section 10.12        Assignment; Binding Effect.    This Agreement may not be assigned by Servicer without the express, prior written consent of Position Holder Trust, which shall not be unreasonably withheld provided the assignment is to an existing, qualified assignee that is capable of providing all of the Services required by this Agreement. In addition, except as expressly provided in Section 5.2, Servicer shall not delegate any of its duties or obligations under this Agreement to any third party. This Agreement shall be binding on and inure to the benefit of the parties and their respective permitted assigns, and successors.

Section 10.13        Counterparts.    This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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[Remainder of page left blank intentionally.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

LIFE PARTNERS POSITION HOLDER TRUST

By:
Name:
Title:[*]

VIDA CAPITAL, INC.

By:
Name:
Title:[*]

LIFE PARTNERS IRA PARTNERSHIP, LLC

By:
Name:
Title:

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Schedule I

Policies

See the following pages.

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Schedule II

Ownership and Beneficiary Change Services

Servicer shall perform each of the following Services with respect to each Policy:

1.      Ownership Processing Services. On the Effective Date Servicer shall commence obtaining the necessary forms to change the ownership status (“Ownership Forms”) of each Policy from the applicable Insurer, fill in Servicer’s address into the Ownership Form to be the address of record and request the other necessary information from the Securities Intermediary to complete the Ownership Forms. Upon Servicer’s receipt of the necessary information from the Securities Intermediary, Servicer shall complete the Ownership Forms and submit the completed Ownership Forms to the Position Holder Trustee and the Securities Intermediary for signature. Upon Servicer’s receipt of the correctly executed Ownership Forms from the Position Holder Trustee and the Securities Intermediary, Servicer shall submit the Ownership Forms to the applicable Insurer and periodically follow up with the Insurer until the Securities Intermediary is recorded as owner of the Policy at the applicable Insurer. Servicer shall create a report (the “Ownership Change Status Report”) reflecting the status of each ownership change with respect to each Policy and upon its receipt of notice from each Insurer that the Securities Intermediary has been recorded as the owner of a Policy, Servicer shall adjust the Ownership Change Status Report and on a weekly basis upload the adjusted Ownership Change Status Report to the Network Resources (as defined in Exhibit A) and notify the Position Holder Trust of such upload. The services described in this paragraph 1 shall be referred to as the “Ownership Change Processing Services”.

2.      Beneficiary Processing Services. On the Effective Date Servicer shall commence obtaining the necessary forms to change the beneficiary status (“Beneficiary Forms”) of each Policy from the applicable Insurer and request the necessary information from the Securities Intermediary to complete the Beneficiary Forms. Upon Servicer’s receipt of the necessary information from the Securities Intermediary, Servicer shall complete the Beneficiary Forms and submit the completed Beneficiary Forms to the Securities Intermediary, as the owner recorded at the Insurer, for signature. Upon Servicer’s receipt of the correctly executed Beneficiary Forms from the Securities Intermediary, Servicer shall submit the Beneficiary Forms to the applicable Insurer and periodically follow up with the Insurer until the Securities Intermediary is recorded as beneficiary of the Policy at the applicable Insurer. Servicer shall create a report (the “Beneficiary Change Status Report”) reflecting the status of each beneficiary change with respect to each Policy and upon its receipt of notice from each Insurer that the Securities Intermediary has been recorded as the beneficiary of a Policy, Servicer shall adjust the Beneficiary Change Status Report and on a weekly basis upload the adjusted Beneficiary Change Status Report to the Network Resources and notify Position Holder Trust of such upload. The services described in this paragraph 2 shall be referred to as the “Beneficiary Change Processing Services”.

3.      Communications Processing Services. On the Effective Date Servicer shall be provided with a certified copy of the Confirmation Order which will contain language informing each Insurer that Servicer has the authority to communicate with and receive information with respect to the Policies. Upon Servicer’s receipt of the Confirmation Order, Servicer shall submit the Confirmation Order to the applicable Insurer with the Ownership Forms and periodically follow up with the Insurer until Servicer has received confirmation that Servicer has been

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Schedule II

authorized to communicate with and receive information from the applicable Insurer. The services described in this paragraph 3 shall be referred to as the “Communications Processing Services”.

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Schedule III

Continuing Fractional Interest Register

See the following pages, which include the register for all Continuing Fractional Interests (except those included on the PPDA Position Holder Register or the Catch-Up Position Holder Register), and the allocation of Beneficial Ownership among the Continuing Fractional Holders (including those on the PPDA Position Holder Register and the Catch-Up Position Holder Register), as a group, and the Position Holder Trust, as of the Plan Effective Date, subject to the terms of the Plan and the Position Holder Trust Agreement.

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Schedule IV

New IRA Note Register

See the following pages.

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Schedule V

Trust Interest Register

See the following pages.

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Schedule VI

IRA Partnership Interest Register

See the following pages.

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Schedule VII

Disputing Position Holder Register

See the following pages.

Note that this Register will include references to all Catch-Up Payments or Pre-Petition Default Amounts the existence or amount of which has been Disputed by a Current Position Holder, regardless of whether the Investor made an Election to be a Continuing Fractional Holder. If an Election to be a Continuing Fractional Holder was made, the Fractional Interest to which the Dispute relates will be noted here, along with a notation of which Register includes the Fractional Interest.

The Fractional Interest related to a Fractional Position with respect to which a Disputed Catch- Up Payment or Pre-Petition Default Amount relates, and with respect to which the Investor made an Election to be a Continuing Fractional Holder, will be included on the PPDA Position Holder Register or the Catch-Up Position Holder Register, as the case may be. The Beneficial Ownership related to a Fractional Position with respect to which a Disputed Catch-Up Payment or Pre-Petition Default Amount relates, and with respect to which the Investor did not make an Election to be a Continuing Fractional Holder, will be included in the Beneficial Ownership registered in the name of the Position Holder Trust.

Accordingly, the Holder ID of a Disputing Position Holder that Elected to be a Continuing Fractional Holder will appear on two Registers, this Register in relation to the Disputed payment amount, and the PPDA Position Holder Register or the Catch-Up Position Holder Register, as the case may be, in relation to the related Fractional Interest.

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Schedule VIII

PPDA Position Holder Register

See the following pages.

Note that this Register will not include any Fractional Positions with respect to which any Pre- Petition Default Amount was owed unless the Investor in whose name the Fractional Position was registered has delivered a timely written objection (i.e., one delivered prior to the Pre- Petition Default Payment Deadline) to the existence or amount of the Pre-Petition Default Amount reflected on the Reconciliation Payment Invoice provided to the Investor pursuant to the Plan, and paid any undisputed amount by the deadline, in which case the Investor’s Holder ID will appear on this Register and on the Disputing Position Holder Register.

If the Investor paid the Pre-Petition Default Amount in full by the due date, and made an Election to be a Continuing Fractional Holder, the Investor’s Holder ID and the related Fractional Interest will be reflected on the Continuing Fractional Interest Register.

If the Investor did not pay the Pre-Petition Default Amount in full by the due date and did not deliver a timely written objection to its existence or amount, the Beneficial Ownership related to the Fractional Position will be included in the Beneficial Ownership registered in the name of the Position Holder Trust on the Continuing Fractional Interest Register, and, if the Investor paid at least the amount of the Premium Advance included in the Pre-Petition Default Amount, the Investor’s Holder ID will appear on the Position Holder Trust Interest Register or the IRA Partnership Interest Register, as applicable.

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Schedule IX

Catch-Up Position Holder Register

See the following pages.

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Schedule X

Policy Maintenance

Servicer shall perform each of the following Policy Maintenance Services with respect to each Policy:

1.      Authorization from Insurers. Not later than thirty (30) days after the Plan Effective Date, and as necessary from time to time thereafter, Servicer shall notify the applicable Insurer about Servicer’s name, role, and authorization to correspond with, and receive information from, the Insurer in respect of such Policy, and notify the Position Holder Trust and the Securities Intermediary if it is necessary for the Securities Intermediary or the Position Holder Trustee to execute any document needed by Servicer to effectuate the foregoing.

2.      Premium Optimization Services. Servicer shall monitor insurance premium and other notices received by Servicer from the Insurers with respect to the Policies. With respect to any universal life Policy for which Servicer has received the annual statement from the respective Insurer, Servicer shall review the cost of insurance and additional policy charges in such annual statement to determine approximate increases that are in addition to the Premium Payments listed in the Premium Payment Schedule (each a “Short-Term Premium Review”). Servicer shall notify Position Holder Trust of such potential increases in the respective Premium Payment and adjust the Premium Payment Schedule accordingly. In addition Servicer will, itself or through a subcontractor approved by the Position Holder Trust, continue to optimize premiums on the Policies to the extent possible, and adjust the Premium Payment Schedule accordingly, in accordance with the procedures set forth in the Portfolio Related Information delivered on the Effective Date, and developed thereafter in accordance with this Agreement. In addition, Servicer shall monitor CSV in each Policy, and Policy Premium Reserves available for each Policy, and include these in the Premium Payment Schedule, so that Position Holder Trust and the Continuing Fractional Holders can continue to utilize CSV and Premium Reserves to satisfy premium requirements on Policies to the extent available.

3.     Premium Billing and Collection Services.

(a)         Beginning on the Plan Effective Date through the Post-Effective Adjustment Date, and based on the Premium Payment Schedule delivered to the Servicer by the Position Holder Trust in accordance with Section 1.3 of this Agreement, Servicer shall commence sending premium payment invoices (each a “Premium Payment Invoice”) for premium payments (each a “Premium Payment”) due from Investors as follows:

(i)         Servicer shall send initial Premium Payment Invoices (each an “Initial Premium Payment Invoice”) to each of the Continuing Fractional Holders, PPDA Positions Holders and Catch-Up Position Holders (each a “Pre-Adjustment Date Premium Paying Holder”) reflecting all Premium Payments due with respect to each Continuing Fractional Interest registered in the name of such Person for the balance of the calendar year in which the Plan Effective Date occurs, with the Initial Premium Payment Invoice to be sent at least one hundred and twenty (120) days prior to the Servicer’s scheduled due date therefore (the “Premium Due Date”). All Premium Payment Invoices shall include payment instructions for wire transfer into, or shall be deposited by Servicer into, the Premium Payment Account.

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Schedule X

(ii)         If the amounts reflected in each Initial Premium Payment Invoice are not received by the Servicer within thirty (30) calendar days following the date of each Initial Premium Payment Invoice, Servicer shall take the following steps:

1.         within a commercially reasonable period of time following such thirtieth (30th) calendar day, Servicer shall send a second Premium Payment Invoice to each Pre-Adjustment Date Premium Paying Holder for which Servicer has not received the full amount reflected on his, her or its Initial Premium Payment Invoice;

2.         if the required Premium Payment is not received with respect to a Continuing Fractional Interest included on the Continuing Fractional Interest Register, the PPDA Position Holder Register or the Catch-Up Position Holder Register by the sixtieth (60th) calendar day following the date of the respective Initial Premium Payment Invoice (the “Payment Default Date”), a payment default (“Payment Default”) with respect to the Continuing Fractional Interest shall occur under the Plan, and Servicer shall do all of the following:

a.      Notify the Position Holder Trust of such Payment Default (a “Default Notice”), and request written instructions from the Position Holder Trustee as to the amount of the Position Holder Trust Interest to be issued (as provided below) to the Continuing Fractional Holder, PPDA Position Holder or Catch-Up Position Holder listed in the Default Notice with respect to the Continuing Fractional Interest, in which case the Position Holder Trustee shall return such written instructions within ten (10) Business Days of the date of receipt of the Default Notice;

b.      Calculate the aggregate amount of Premium Payments past due with respect to all Payment Defaults occurring as of the Payment Default Date by all Continuing Fractional Holders, PPDA Position Holders and Catch-Up Position Holders, and send a Premium Payment Invoice to the Position Holder Trust for the aggregate amount needed to pay all of the Premium Payments that are past due, in which case the Position Holder Trust shall, if necessary, promptly remit the amount reflected in such Premium Payment Invoice to the Position Holder Trust Premium Reserve Account, for use to pay the related premiums; and

c.      Upon the occurrence of a Payment Default with respect to a Continuing Fractional Interest, Servicer shall (i) perform an Account Change (as defined in Exhibit A) with respect to the Continuing Fractional Interest (and all Beneficial Ownership represented thereby) to remove the Continuing Fractional Holder, PPDA Position Holder or Catch-Up Position Holder listed in the Default Notice as the registered owner of the Continuing Fractional Interest, (ii) prepare a Position Holder Trust Interest (in the amount as directed by the Position Holder Trustee) for execution by the Position Holder Trustee and issuance to the Continuing Fractional Holder, PPDA Position Holder or Catch-Up Position Holder listed in the Default Notice, (iii) update the Continuing Fractional Interest Register to reflect the increase in Position Holder Trust’s Beneficial Ownership in the related Policy as a result of the Payment Default, and (iv) upload the adjusted Continuing Fractional Interest Register to the Network Resources and notify the Position Holder Trustee and the Securities Intermediary of such upload; further, once Servicer has removed the Continuing Fractional

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Schedule X

Holder, PPDA Position Holder or Catch-Up Position Holder listed in the Default Notice as the registered owner of the Continuing Fractional Interest, Servicer shall add such Continuing Fractional Holder, PPDA Position Holder or Catch-Up Position Holder to the Trust Interest Register, in its new capacity as a Position Holder Trust Beneficiary with respect to the new Position Holder Trust Interest, upload the adjusted Trust Interest Register to the Network Resources, and notify Position Holder Trust of such upload.

(b)         Beginning on the Plan Effective Date, and based on the Premium Payment Schedule delivered to the Servicer by the Position Holder Trust in accordance with Section 1.3 of this Agreement, which schedule shall be updated from time to time as provided in this Schedule, Servicer shall send Premium Payment Invoices to Position Holder Trust as follows:

(i)         Servicer shall send a Premium Payment Invoice to Position Holder Trust not later than the 10th day of each calendar month for the aggregate amount of Premium Payments due during the calendar month following the month in which the Premium Payment Invoice is sent, as reflected on the most current Premium Due Date Schedule, with respect to all of the Beneficial Ownership in all Policies registered in the name of Position Holder Trust. The Premium Payment Invoice shall (A) include any Beneficial Ownership to be registered in the name of Position Holder Trust as of the date a Premium Payment is due as a result of a Payment Default that has occurred before the date the Premium Payment Invoice is prepared, and (B) be accompanied by a supporting schedule allocating the aggregate amount due by Policy, and indicating which Premium Payments are included in the Premium Payment Invoice as a result of Payment Defaults since the date of the previous Premium Payment Invoice.

(ii)         Position Holder Trust shall cause the aggregate amount due as reflected on each Premium Payment Invoice to be deposited into the Premium Payment Account not later than 10 days after the Premium Payment Invoice is received. If the invoiced amount is not deposited into the Premium Payment Account within 3 Business Days after the Premium Payment Invoice is received by Position Holder Trust, Servicer shall provide a second Premium Payment Invoice within 3 Business Days. If the full invoice amount is not deposited into the Premium Payment Account within 3 Business Days after the Premium Payment Invoice is received by Position Holder Trust, Position Holder Trust shall be deemed to be in material breach of this Agreement, and shall have a period of 3 Business Days to cure such breach.

(c)         Beginning on the calendar day following the Post-Effective Adjustment Date and thereafter, Servicer shall periodically provide Position Holder Trust with an updated Premium Due Date Schedule, based on the applicable Premium Payment Schedule, adjusted as provided in this Schedule, which identifies each Policy, whether a Policy has a Premium Due Date for Continuing Fractional Holders during the next twelve (12) calendar months and the aggregate amount of such Premium Payment required to be paid by Continuing Fractional Holders on each such Premium Due Date, and the balance of the Premium Payment due on each Policy that Position Holder Trust is required to pay based on its Beneficial Ownership as of the date of the Premium Due Date Schedule.

(i)         If Servicer is in receipt of written approval from Position Holder Trust with respect to the delivered Premium Due Date Schedule, Servicer shall send Initial Premium Payment Invoices reflecting the Premium Payments due over the next twelve (12)

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Schedule X

month period to each of the Continuing Fractional Holders (each a “Premium Paying Holder”), at least one hundred and twenty (120) calendar days prior to the Premium Due Date therefore. If Position Holder Trust does not approve the Premium Due Date Schedule as delivered, the parties shall cooperate in good faith to resolve any questions and obtain Position Holder Trust’s written approval of the schedule.

(ii)         If the amounts reflected in each Initial Premium Payment Invoice are not received by the Servicer within thirty (30) calendar days following the date of each Initial Premium Payment Invoice, Servicer shall take the following steps:

1.      within a commercially reasonable period of time following such thirtieth (30th) calendar day, Servicer shall send a second Premium Payment Invoice to each Premium Paying Holder for which Servicer has not received the full amount reflected on his, her or its Premium Payment Invoice;

2.      if the required Premium Payment is not received by Servicer on or prior to the sixtieth (60th) calendar day following the date of the respective Initial Premium Payment Invoice (i.e., the Payment Default Date), Servicer shall send a Default Notice to Position Holder Trust with respect to the Payment Default, and request written instructions from the Position Holder Trustee as to the amount of the Position Holder Trust Interest to be issued (as provided below) to the Continuing Fractional Holder, PPDA Position Holder or Catch- Up Position Holder listed in the Default Notice with respect to the Continuing Fractional Interest, in which case the Position Holder Trustee shall return such written instructions within ten (10) Business Days of the date of receipt of the Default Notice; and

3.      Upon the occurrence of a Payment Default with respect to a Continuing Fractional Interest, Servicer shall (i) perform an Account Change with respect to the Continuing Fractional Interest (and all Beneficial Ownership represented thereby) to remove the Continuing Fractional Holder, PPDA Position Holder or Catch-Up Position Holder listed in the Default Notice as the registered owner of the Continuing Fractional Interest, (ii) prepare a Position Holder Trust Interest (in the amount as directed by the Position Holder Trustee) for execution by the Position Holder Trustee and issuance to the Continuing Fractional Holder, PPDA Position Holder or Catch-Up Position Holder listed in the Default Notice, (iii) update the Continuing Fractional Interest Register to reflect the increase in Position Holder Trust’s Beneficial Ownership in the related Policy as a result of the Payment Default, and (iv) upload the adjusted Continuing Fractional Interest Register to the Network Resources and notify the Position Holder Trustee and the Securities Intermediary of such upload; further, once Servicer has removed the Continuing Fractional Holder, PPDA Position Holder or Catch-Up Position Holder listed in the Default Notice as the registered owner of the Continuing Fractional Interest, Servicer shall add such Continuing Fractional Holder, PPDA Position Holder or Catch-Up Position Holder to the Trust Interest Register, in its new capacity as a Position Holder Trust Beneficiary with respect to the new Position Holder Trust Interest, upload the adjusted Trust Interest Register to the Network Resources, and notify Position Holder Trust of such upload.

4.         Policy Transfers to Continuing Fractional Holders and Lapses. If and as directed in writing by Position Holder Trust, Servicer shall send a notice to all Continuing Fractional Holders of Continuing Fractional Interests relating to a Policy that Position Holder Trust elects

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Schedule X

not to pay a Premium Payment (A) stating that, in Position Holder Trustee’s judgment, no further Premium Payments should be made on the Policy, and (B) offering to transfer the Beneficial Ownership in the Policy owned by Position Holder Trust to one or more of the Continuing Fractional Holders in exchange for their payment of the Premium Payments reflected in the Premium Due Date Schedule with respect to Position Holder Trust’s Beneficial Ownership in the Policy, which will be set forth in the notice. If the respective Continuing Fractional Holders do not accept the offer and pay the entirety of the Position Holder Trust’s Premium Payment amount owed, as reflected in the notice on or before thirty (30) calendar days following the date of the notice, the Policy will be allowed to lapse. If one or more of the Continuing Fractional Holders do pay all of the required Premium Payments, before such thirtieth (30th) calendar day, then (x) within thirty (30) calendar days after such calendar day, Servicer will provide a report to Position Holder Trustee detailing which Continuing Fractional Holder(s) paid a portion of the premiums relating to Position Holder Trust’s Beneficial Ownership, the amount paid by each such Continuing Fractional Holder, and the excess amount, if any, paid by each Continuing Fractional Holder, (y) within thirty (30) calendar days of the Position Holder Trustee’s receipt of the report from Servicer, Position Holder Trust shall, and Servicer shall take such action as may be necessary or appropriate to facilitate such action to perform an Account Change, adjust the Continuing Fractional Interest Register with respect to each Continuing Fractional Interest registered Pro Rata based on the amount paid by each, upload the adjusted Continuing Fractional Interest Register to the Network Resources and notify Position Holder Trust and the Securities Intermediary of such upload, and (z) within thirty (30) calendar days after it receives the notice from Position Holder Trust, Servicer will return any excess amount paid by any Continuing Fractional Holder, unless the Continuing Fractional Holder instructs Servicer to add the amount to any Premium Reserve maintained in the Continuing Fractional Holder’s name to pay Premium Payments on the Continuing Fractional Holder’s Continuing Fractional Interest. Unless all of the Continuing Fractional Holders who own Fractional Interests in such Policy (which will then represent 100% of the Beneficial Ownership of the Policy) provide written notice otherwise, the Position Holder Trust (or its designee) will remain the record owner and beneficiary of the Policy for the benefit of such Continuing Fractional Holders, and the Policy will continue to be subject to this Agreement, including payment of the Servicing Fee. If a Policy is transferred or lapses as provided above prior to the date that the New IRA Notes have been paid in full, and any Beneficial Ownership in the Policy was included in the New IRA Note Collateral, then Position Holder Trust shall pay into the New IRA Note Sinking Fund Account maintained by Position Holder Trust in accordance with the Position Holder Trust Agreement an amount in cash equal to [29%] of the aggregate face amount of death benefit represented by the Beneficial Ownership in the Policy that was included in the New IRA Note Collateral, and the Beneficial Ownership will be released from the liens securing the New IRA Notes.

5.       Premium Paying and Premium Confirmation Services.

   (a)      Upon receipt of sufficient funds from (or for the account of) the Premium Paying Parties (or Pre-Adjustment Date Premium Paying Parties as the case may be) and/or the Position Holder Trust with respect to a Policy, Servicer shall, unless otherwise instructed in writing by Position Holder Trust, remit to the applicable Insurer from the Premium Payment Account the Premium Payment due by the Insurer’s scheduled premium due date with respect to such Policy. Such remittance shall be made to the respective Insurer in immediately available funds or by check. In the event that Servicer does not receive sufficient funds from the Premium

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Schedule X

Paying Parties (or Pre-Adjustment Date Premium Paying Parties as the case may be) or the Position Holder Trust with respect to a Policy by the date that is [[ten (10) Business Days]] prior to the Insurer’s scheduled premium due date, Servicer shall immediately notify Position Holder Trust and if Servicer receives the funds needed to pay the Premium Payment thereafter, Servicer shall immediately remit the funds to the Insurer.

   (b)      For each Insurer scheduled premium due date with respect to a Policy, (i) if the respective Premium Payment was remitted to the applicable Insurer by check, Servicer shall confirm that such check was cashed and take the reasonably necessary acts to confirm with such Insurer that (A) such Premium Payment is credited to the correct Policy account and (B) after giving effect to such Premium Payment, such Policy has not lapsed and is not in any state of grace or default, and will not lapse or enter into any state of grace or default prior to the next scheduled Premium Due Date (based upon the Premium Payment Schedule) and (ii) if the respective Premium Payment was remitted to the applicable Insurer in immediately available funds, Servicer shall confirm with such Insurer that (A) such Premium Payment was received by such Insurer and credited to the correct Policy account and (B) after giving effect to such Premium Payment, such Policy has not lapsed and is not in any state of grace or default, and will not enter into any state of grace or default prior to the next scheduled Insurer scheduled premium due date (based upon the current Premium Payment Schedule). Servicer shall create a report that reflects each Premium Payment remitted to the applicable Insurer, the date remitted and whether Servicer has confirmed that such Premium Payment was received by the Insurer and applied to the correct Policy account (a “Premium Confirmation Report”) and once every six (6) calendar months, Servicer shall upload a Premium Confirmation Report to the Network Resources and notify Position Holder Trust of such upload.

6.      Premium Monitoring Services. Servicer shall monitor insurance premium and other notices received by Servicer from the Insurers with respect to the Policies and adjust the Premium Payment Schedule when warranted and such changes shall be reflected in the Premium Due Date Schedule delivered to Position Holder Trust in accordance with paragraph 3(c) of this Schedule.

7.      Return of Unused Premium Escrow Upon Policy Maturity. Following the maturity of any Policy, any funds held in the Fractional Holders’ Premium Reserve Escrow Account or the Premium Payment Account for the payment of premiums related to any Beneficial Ownership in the Policy shall be paid out to the Position Holder Trust and Continuing Fractional Interest Holders entitled to receive payment of the death benefits included in the Beneficial Ownership at the time the maturity proceeds are distributed, in accordance with their respective interests in the funds held for payment of premiums on the Policy (which will vary by Holder based on escrows carried over, premiums paid and other relevant factors).

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Schedule XI

Insured Monitoring

Servicer shall, directly or through a duly licensed subcontractor approved by Position Holder Trust, commence performing each of the following Insured Monitoring Services with respect to the Insured under each Policy:

Servicer shall make or attempt to make contact with each Insured under a Policy on an annual basis in order to update contact information. Contact method options include, but are not limited to, telephone, facsimile transmission, email or other electronic communication, written communication via mail service and/or any available database with or about an Insured, an Insured’s physician(s) and/or a designated contact. Further, Servicer shall attempt to obtain current contact information and monitor the life status of each Insured by researching two (2) industry-recognized databases on a calendar month basis. If Servicer is unable to confirm the location of any Insured, Servicer shall notify the Position Holder Trust of such inability and shall undertake all reasonable action to find such Insured. In the event the reasonable attempts to contact such Insured, and his or her representative and contacts during a six (6) consecutive calendar month period fails and the death of such Insured cannot be confirmed by Servicer, Servicer shall promptly notify the Position Holder Trust. Servicer shall create a report listing the Insureds that Servicer has been unable to locate or for whom Servicer has been unable to confirm a death that describes the actions taken to date (the “Missing Insured Report”), and once every calendar month, Servicer shall upload the Missing Insured Report to the Network Recourses and notify the Position Holder Trust of such upload.

Servicing Agreement	1

Schedule XII

Administrative Services

Servicer shall use commercially reasonable efforts to perform each of the following Administrative Services with respect to each Policy on behalf of the Position Holder Trust:

(a)         maintain a database relating to all of the Policies which contains all material information and data (the “Policy Information”) as provided to Servicer by the Position Holder Trust on the Effective Date and/or other respective parties such as the Insurers, necessary for Servicer’s performance of the Services, which shall consist of: (i) the Policy ID, (ii) the Policy number; (iii) the Insurer; (iv) the current life status of each Insured under a Policy; (v) the Premium Payment Schedule, (vi) each Premium Due Date Schedule, (vii) each Premium Confirmation Report, (viii) the most recent verification of coverage, if any, and (ix) the most recent illustration, if applicable;

(b)         obtain an updated verification of coverage for each universal life Policy on an annual basis within thirty (30) calendar days after each anniversary of the policy date of such Policy;

(c)         upon Servicer’s receipt of an executed confidentiality agreement, a form of which is attached hereto and incorporated herein as Exhibit D (the “Confidentiality Agreement”), and a request in writing, on Servicer’s internal forms, listing the names of no more than five (5) individuals per a party to a Confidentiality Agreement who properly request and are entitled to access to the Network Resources, one form of which is attached hereto and incorporated herein as Exhibit E (the “Network Access List”), Servicer shall issue a username, password and a link to each such listed individual;

(d)         obtain an updated medical release form compliant with the Health Insurance Portability and Accountability Act (each a “HIPAA Form”) for each Insured under a Policy once every two calendar years;

(e)         upon Position Holder Trust’s request and provided that Servicer is in receipt an updated HIPAA Form, obtain updated medical records for each Insured under a Policy provided that Position Holder Trust shall agree in writing to pay to Servicer such additional fees and out-of-pocket expenses as reasonably determined by the parties as a condition precedent to Servicer’s obtaining updated medical records;

(f)         provided that Servicer is in receipt of an updated HIPAA Form and updated medical records (as required by a life expectancy report provider) with respect to an Insured, upon the Position Holder Trust’s request, obtain an updated life expectancy report for the respective Insured under a Policy, provided that the Position Holder Trust shall agree in writing to pay to Servicer such additional fees and out-of-pocket expenses as reasonably determined by the parties as a condition precedent to Servicer’s obtaining updated life expectancy reports;

(g)         respond to inquiries from, and reasonably communicate as necessary or otherwise appropriate with, (i) the Insurers, the Insureds, the Securities Intermediary, the Continuing Fractional Holders and Position Holder Trust relating to the Policies, (ii) the IRA Partnership relating to the IRA Partnership Interest Register, and (iii) the trustee under the

Servicing Agreement	1

Schedule XII

indenture for the New IRA Notes relating to the New IRA Notes Register and the collateral for the New IRA Notes;

(h)         Servicer shall upload to the Network Resources (and notify Position Holder Trust of such upload), within five (5) Business Days after receipt, a redacted copy of each annual statement received by Servicer in connection with a Policy from any Insurer;

(i)         Servicer shall upload to the Network Resources (and notify Position Holder Trust of such upload), within five (5) Business Days after receipt, a redacted copy of each material written notice (which excludes premium invoices) received by Servicer in connection with a Policy, the Services or the other transactions contemplated by this Agreement from any Governmental Authority;

(j)         Servicer shall upload to the Network Resources (and notify Position Holder Trust of such upload), within five (5) Business Days after the transmission thereof by Servicer, a copy of each material written notice or other letter or document (other than premium payments) given by Servicer in connection with a Policy, the Services or the other transactions contemplated hereby to any Governmental Authority;

(k)         Servicer shall upload to the Network Resources (and notify Position Holder Trust of such upload), promptly after (and in any event within five (5) Business Days after) Servicer’s receipt, notice of any threatened or pending Action by or before any Governmental Authority or arbitrator which (i) involves or affects any Policy or this Agreement or the transactions contemplated hereby, (ii) in any manner challenges the validity or enforceability of any Policy or this Agreement or (iii) in any manner challenges or seeks to restrain or prohibit the transactions contemplated by this Agreement, and in each case, Servicer shall include a copy of any written notice received and a notice setting forth the details of the threatened or pending Action and any action Servicer is taking or proposes to take with respect thereto; and

(l)         Servicer shall upload to the Network Resources (and notify Position Holder Trust of such upload), within five (5) Business Days after receiving written notice of any material adverse change, or of any fact, event or circumstance that would reasonably be expected to result in a material adverse change, in the ability of Servicer to perform any Service or to otherwise comply with any of its obligations under this Agreement, a notice setting forth the details thereof and the action Servicer is taking or proposes to take with respect thereto.

(m)        Servicer shall continuously maintain each Register and, in accordance with the terms of this Agreement and within a commercially reasonable period of time following any adjustment to a Register, upload such adjusted Register to the Network Resources and notify the Position Holder Trust (and the Securities Intermediary, as applicable) of such upload. Without limiting the generality of the foregoing, Servicer shall perform each of the following Administrative Services with respect to each Register and each Holder of Continuing Fractional Interests, Position Holder Trust Interests, IRA Partnership Interests or New IRA Notes, on behalf of the Position Holder Trust:

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Schedule XII

(i)          Periodically, Servicer shall publish forms provided by Position Holder Trust for recording any change of ownership of any New Interest or New IRA Note, and guidelines provided by Position Holder Trust for the documentation that must accompany any transfer to a Permitted Transferee.

(ii)         Promptly, and in any event not later than three (3) Business Days, following receipt of any request to record a change of ownership to a transferee who is not a Permitted Transferee, Servicer shall notify Position Holder Trustee of the proposed transfer and (A) if the request was accompanied by an opinion of counsel that such transfer may be made pursuant to an exemption under all applicable federal and state securities laws, and without causing the issuer of the New Interest or New IRA Note to be required to register as an investment company under the Investment Company Act of

1940, as amended, Servicer shall provide a copy of the opinion to Position Holder Trustee along with a copy of the request, or (B) if the request was not accompanied by such an opinion of counsel, Servicer shall send a written notice to the person who sent the request notifying the sender that the request cannot be processed without an opinion of counsel. If an opinion of counsel is subsequently provided to Servicer, Servicer shall promptly, and in any event within three (3) Business Days, provide a copy of the opinion to Position Holder Trustee along with a copy of the request. Within five (5) Business Days of his receipt of an opinion of counsel in connection with a requested transfer, Position Holder Trustee shall notify Servicer whether or not the opinion of counsel is in satisfactory form.

(iii)        Promptly, and in any event not later than ten (10) Business Days, following the later of (A) the date of Servicer’s receipt of written notice from Position Holder Trustee that any required opinion of counsel is in satisfactory form, and (B) the date of Servicer’s receipt of all assignment documentation (in proper form) required to record a transfer of any New Interest or New IRA Note, accompanied by payment of the applicable transfer fee, Servicer shall record the transfer on the applicable Register, upload the amended Register to the Network Resources and notify Position Holder Trust and the Securities Intermediary of such upload, and notify the person who requested that the change of ownership be recorded that it has been recorded on the applicable register.

(iv)        Promptly, and in any event not later than five (5) Business Days, following receipt of any request from a Continuing Fractional Holder for a letter confirming the Investor’s Continuing Fractional Interest(s) in any Policy(ies), Servicer shall provide such a letter confirming ownership as reflected on the Continuing Fractional Interest Register, if appropriate, along with the date and amount of the last premium payment and if billed or scheduled to be billed prior to the effective date of any sale proposed in the request, the next premium payment.

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Schedule XIII

Policy Collection

Servicer shall perform the following Policy Collection Services with respect to Position Holder Trust’s rights relating to each Policy after obtaining notice or being notified of the death of the Insured (or of the second Insured under a Policy that is a joint Policy) covered by such Policy:

(a)       Servicer shall, following its discovery that an Insured may have passed under a Policy, take all reasonable action to obtain a death certificate with respect to such Insured, which death certificate shall include, if available, the cause of death (a “Death Certificate”). Servicer shall provide Position Holder Trust with written notice of the death of each Insured under a Policy within two (2) Business Days of Servicer receiving the Death Certificate with respect to such Insured.

(b)       Servicer shall, following its receipt of the Death Certificate with respect to an Insured under a Policy (or of the second Insured under a Policy that is a joint Policy), take all reasonable action to obtain and complete all necessary death benefit forms with respect to such Policy and to submit the Death Certificate and death benefit forms to the Securities Intermediary for signature. Upon Servicer’s receipt of the fully and correctly executed death claim forms from the Securities Intermediary, Servicer shall use reasonable efforts to obtain, on behalf of Position Holder Trust, the death benefit payable under such Policy, including without limitation, by using reasonable efforts (consistent with the Servicing Standard) to resolve any contestability issue. Servicer shall notify Position Holder Trust of the denial of any claim for a death benefit within three (3) Business Days of the Servicer’s receipt of a notice thereof from the Insurer. If Servicer, through the exercise of reasonable efforts (consistent with the Servicing Standard), cannot collect the full death benefit with respect to any Policy within four (4) calendar months following Servicer’s submission of the Death Certificate and the death benefit forms to the Insurer, Servicer shall so inform Position Holder Trust.

(c)       If Servicer shall receive any check or other similar instrument as payment for such death benefits or other proceeds, Servicer shall endorse such check (if applicable) or other similar instrument and shall forward such check or similar instrument to the Securities Intermediary. Notwithstanding the foregoing, if Servicer is not permitted or otherwise able to so endorse any such check or other instrument, Servicer shall promptly forward it to the Securities Intermediary. Servicer shall notify Position Holder Trust and the Securities Intermediary within two (2) Business Days of its receipt of any death benefit or other proceeds with respect to any Policy. In addition to the foregoing, upon its receipt of the death benefit with respect to a Policy, Servicer shall create and remit a Disbursement Schedule (as defined in Exhibit A) to Position Holder Trust.

(d)       On a weekly basis, Servicer shall upload a Maturity Tracking Report (as defined in Exhibit A) to the Network Resources and notify Position Holder Trust of such upload.

(e)       Position Holder Trust acknowledges that Servicer does not guarantee any specific time period for the receipt of a Death Certificate from a Governmental Authority, or for the receipt of death benefit proceeds with respect to a Policy from the applicable Insurer, as Governmental Authorities and Insurers vary in their response times and requirements.

Servicing Agreement	1

Schedule XIV

Catch-Up Payment (Monitoring and Collection) Services

Servicer shall perform the Catch-Up Payment Services set forth in this Schedule with respect to the Catch-Up Payments and Pre-Petition Default Amounts reflected on the Catch-Up Payments Schedule:

(a)      Position Holder Trust is separately providing to Servicer a detailed report of each Catch-Up Payment or Pre-Petition Default Amount owed to LPI and LPIFS (as it may be amended as provided herein, the “Catch-Up Payments Schedule”), for each Fractional Position outstanding prior to the Plan Effective Date with respect to which the holder of the Fractional Position owes a Catch-Up Payment or a Pre-Petition Default Amount, and detailing:

(i)        the Holder ID Number of the Investor in whose name the Fractional Position is registered,

(ii)       the Fractional Position (and related Policy) with respect to which the Catch-Up Payment or Pre-Petition Default Amount is owing, and the treatment of the Fractional Position under the Plan, as of the Plan Effective Date, based on and subject to the terms and conditions of the Plan,

(iii)      the total amount owing with respect to the Fractional Position,

(iv)      whether the amount owing is a Catch-Up Payment or a Pre-Petition Default Amount, and whether the Fractional Interest relating to the Fractional Position is (A) listed in the Catch-Up Position Holder Register or the PPDA Position Holder Register, or (B) included in the Beneficial Ownership allocated to Position Holder Trust on the Continuing Fractional Interest Register, and

(v)       whether the Investor has delivered a written objection as to either the existence or amount of the Catch-Up Payment or Pre-Petition Default Amount, and is thus listed in the Disputing Position Holder Register as to the Catch-Up Payment or Pre-Petition Default Amount.

(b)      After the Plan Effective Date, if an Investor delivers a written objection as to either the existence or amount of any Catch-Up Payment as reflected on the Catch-Up Payments Schedule, then (1) the receiving party (the Chapter 11 Trustee, Reorganized LPI, Position Holder Trust or Servicer, as the case may be, referred to collectively herein as the “Reconciliation Process Parties”) shall deliver a copy of the objection to all of the other Reconciliation Process Parties, (2) if the objection is not already reflected on the Disputing Position Holder Register, Servicer shall add it that Register, and (3) the objection and the related Dispute will be settled as provided in the Plan and the Position Holder Trust Agreement.

(c)      After the Plan Effective Date, if an Investor pays a Catch-Up Payment, or a Dispute relating to a Catch-Up Payment or Pre-Petition Default Amount reflected on the Disputing Position Holder Register is resolved either by payment or agreement, Servicer shall update the Continuing Fractional Interest Register, the Disputing Position Holder Register, the Catch-Up Position Holder Register and/or the PPDA Position Holder Register (collectively referred to as the “Reconciliation Process Registers”), as appropriate. To facilitate this process,

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Schedule XIV

(1) each of the Reconciliation Process Parties shall remit (or cause the designated recipient to remit) any payments of such amounts due to Position Holder Trust (or the deposit account specified by Position Holder Trust), and (2) Position Holder Trust shall (A) obtain (or cause the designated recipient to obtain) and provide to Servicer detailed information relating to the Catch-Up Payment or Pre-Petition Default Amount paid, and (B) provide to Servicer information relating to the settlement of any Dispute sufficient to permit Servicer to update the Reconciliation Process Registers.

(d)      No later than seven (7) days after the Plan Effective Date, Servicer will begin to provide weekly updates for the Reconciliation Process Registers (due by 5:00 p.m. Thursday each week) to the Position Holder Trustee, and make the information available on the Network Resources.

(e)      No later than ten (10) days after the Plan Effective Date, Servicer will send reminder invoices to all Investors that owe Catch-Up Payments reflected on the report provided by Position Holder Trust.

(f)       Not later than 45 days after the Catch-Up Cutoff Date, Servicer shall prepare and deliver to the Position Holder Trustee the Post-Effective Adjustment Report, setting forth, for each Fractional Position:

(i)        The Catch-Up Position Holders that did not pay the Catch-Up Payments due in accordance with the Plan, and whether or not they are still listed on the Disputing Position Holder Register;

(ii)       The PPDA Position Holders that did not pay the Pre-Petition Default Amount owed when due in accordance with the Plan, and whether or not they are still listed on the Disputing Position Holder Register;

(iii)      The (A) resolution of the objections relating to any Catch-Up Payments and or Prepetition Default Amounts listed on the Disputing Position Holder Register that have been resolved by payment, settlement or otherwise, and (B) a list of any such objections that have not been resolved; and

(iv)      The final set of Reconciliation Process Registers, as of the Catch-Up Cutoff Date.

(g)      The Reconciliation Process Parties shall provide information to each other as required to enable the preparation of the Post-Effective Adjustment Report and shall cooperate in preparation of the Post-Effective Adjustment Report.

(h)      Not later than 30 days after the Position Holder Trustee’s receipt of the Post-Effective Adjustment Report from Servicer, the Position Holder Trustee shall prepare and deliver to Servicer written instructions as to all changes to the Registers required as a result of the Post-Effective Adjustment Report. If the Positon Holder Trustee questions any information included in the Post-Effective Adjustment Report, the parties shall cooperate in good faith to resolve any differences. Notwithstanding the foregoing, the written instructions of the Position Holder Trustee shall control for purposes of the final Post-Effective Adjustment Report, subject

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Schedule XIV

to the dispute resolution procedures provided in the Position Holder Trust Agreement for the remaining Disputing Position Holders as of the Post-Effective Adjustment Date or other Investors that object in writing to the treatment resulting from any unpaid Pre-Petition Default Amount or Catch-Up Payment as reflected on the Post-Effective Date Adjustment Report.

Servicing Agreement	3

Schedule XV

Maturity Funds Services

Servicer shall perform the Maturity Funds Services set forth in this Schedule with respect to the Maturity Funds included in the Maturity Escrow Account on the Effective Date or received after the Effective Date, including disbursing Maturity Funds to Continuing Position Holders and Position Holder Trust in accordance with written instructions from Position Holder Trust, and if the Maturity Funds Facility has been reactivated by Position Holder Trust as provided in the Plan, allocating Maturity Funds to be used in funding advances pursuant to the Maturity Funds Facility and making payments of principal and interest on Maturity Funds Loans outstanding under the Maturity Funds Facility in accordance with written instructions from Position Holder Trust.

1.       As provided in the Securities and Deposit Accounts Agreement (as defined in Exhibit A), Maturity Funds shall be deposited into the Maturity Escrow Account. Not later than 15 Business Days after the date each deposit is made, Servicer shall prepare a detailed schedule (a “Disbursement Schedule”) with respect to the Maturity Funds deposited, and provide the Disbursement Schedule to Position Holder Trust, which reflects the following disbursement priorities:

(a)       First, if the Maturity Funds Facility has been reactivated by Position Holder Trust as provided in the Plan, to fund any advance requests made by Position Holder Trust in accordance with the terms of the Maturity Funds Facility. Advances will be funded on a Pro Rata basis with respect to (i) all Continuing Fractional Holders who have Maturity Funds held in escrow and (ii) the Position Holder Trust with respect to all Beneficial Ownership held by it relating to the Maturity Funds and pledged as collateral for New IRA Notes. In connection with each advance under the Maturity Funds Facility, Servicer shall record entries on the Maturity Funds Register in favor of the Lending Investors to evidence the advance.

(b)       Second, with regard to Maturity Funds relating to Beneficial Ownership registered in the name of Position Holder Trust, to (i) pay accrued but unpaid interest on any outstanding advances of Maturity Funds Loans (as defined on Exhibit A), (ii) repay outstanding principal payable on the Maturity Funds Loans in the order in which the advances were made (i.e., advances outstanding the longest will be repaid first), (iii) fund additions to the New IRA Note Sinking Fund Account as directed by Position Holder Trust and (iv) deposit the balance into the account designated by Position Holder Trust from time to time.

(c)       Third, with regard to Maturity Funds relating to Continuing Fractional Interests registered in the name of Continuing Fractional Holders, (i) to make disbursements of Maturity Funds to the Continuing Fractional Holders whose positions relate to the Maturity Funds that are held in escrow, or if the Maturity Funds Facility has been reactivated by Position Holder Trustee as provided in the Plan, have been held for more than 120 days, and (ii) to make payments on any Maturity Funds Loans that have been outstanding for more than 120 days.

(d)       At any time that the Maturity Funds Facility is activated, all disbursements and payments made pursuant to this Schedule shall be made based on which Maturity Funds were deposited into the Maturity Escrow Account first (i.e., on a first-in, first-out basis), on a pro

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Schedule XV

rata basis if necessary (i.e., if the available funds are not sufficient to pay all Maturity Funds Loans advanced on the same date), until all Continuing Position Holders have received disbursements or repayments of all Maturity Funds held in escrow and payments of all accrued interest and principal on all Maturity Funds Loans.

(e)       If Maturity Funds are used to make payments on Maturity Funds Loans as contemplated by this Schedule, such use will be treated as an advance under the Maturity Funds Facility, and Servicer shall record entries on the Maturity Funds Register in favor of the Lending Investor to evidence the advance.

2.       Not later than 45 days after the end of each calendar quarter ending after the Plan Effective Date, and not later than 90 days after the end of each calendar year ending after the Plan Effective Date, Servicer shall provide a Statement of Maturity Account as of the end of the quarter or year to each Continuing Position Holder who is a Lending Investor or Holder of a Continued Position relating to Maturity Funds held in the Maturity Escrow Account, reflecting all activity during the quarter or year relating to the Holder’s account.

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Schedule XVI

New IRA Note Payment Services

Servicer shall perform each of the following New IRA Note Payment Services with respect to Position Holder Trust:

1.       Establish and maintain the New IRA Note Register.

2.       Maintain complete and accurate records of all transactions relating to each New IRA Note, including without limitation accrual and payment of interest.

3.       Maintain complete and accurate records of all transactions relating to the New IRA Note Collateral, including all additions to and disbursements from the Maturity Escrow Account relating thereto.

4.       Upload all information relating to the New IRA Notes to the Network Resources from time to time.

[NOTE: To be described in more detail once terms of New IRA Note Collateral Documents are finalized with the Indenture Trustee for the New IRA Notes.]

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Schedule XVII

Reporting Services

Servicer shall use commercially reasonable efforts to provide each of the following Services with respect to the performance of all of the Policies, and all of the Services performed by, and fees paid to, Servicer pursuant to this Agreement:

(a)      Servicer shall provide periodic reporting with regard to the overall performance of the Policy portfolio, as reasonably requested from time to time by the Position Holder Trustee and the Position Holder Trust Governing Trust Board, for their use in discharging their respective duties under the Plan and the Position Holder Trust Agreement, and by Position Holder Trust and the IRA Partnership in satisfying their periodic reporting and other obligations under the Securities and Exchange Act of 1934. It is expected that the reports will include at least the following:

(i)      Updated listing of all active Policies, including number of Policies and aggregate face amount, and aggregate Policy expiry or other contractual terminations (number of Policies and aggregate face amount) by year for up to 10 years.

(ii)      Estimated aggregate future Premium Payments required on the entire portfolio, broken down by year for up to 10 years.

(iii)     Allocation of Beneficial Ownership and future Premium Payments between Position Holder Trust and all Continuing Fractional Interests.

(iv)     Unaudited statement of cash flow generated by Position Holder Trust’s Beneficial Ownership (total death benefits received, total Premium Payments made, total Servicing Fees paid, total expense reimbursements made to Servicer, etc.) for the most recent quarter and year to date, and for each calendar year.

(v)      Schedule of Payment Defaults by Continuing Fractional Holders during the reporting period, including aggregate amount of defaulted premiums paid or to be paid by Position Holder Trust for the period, and the resulting aggregate changes in Beneficial Ownership of Policies.

(vi)     Compliance certificate regarding Servicer’s obligations under the Servicing Agreement.

(vii)    Most recent annual financial statements of Servicer.

In addition, Servicer shall use commercially reasonable efforts to provide each of the following Services with respect to each Policy on behalf of the Position Holder Trust and for the benefit of each Continuing Fractional Holder:

(a)      Updating the Policy Detail Summaries made available to Investors in connection with solicitation for the Plan and included in the Portfolio Related Information, and making them available to Investors after the Plan Effective Date. Upon request by Position Holder Trust, Servicer shall modify the information presented in the Policy Detail Summaries in

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Schedule XV

accordance with requests received from Continuing Fractional Holders, or as otherwise deemed necessary or appropriate by Position Holder Trustee.

(b)       Preparing and distributing periodic statements no less frequently than [quarterly], and with an annual statement, with regard to the account maintained for each Continuing Fractional Holder, Continuing IRA Holder, Position Holder Trust Beneficiary and IRA Partnership Interest Holder.

(c)       Answering Investor inquiries relating to the Policy Detail Summaries and investor account statements.

(d)       [[Other??]]

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Schedule XVIII

Litigation Support for Creditors’ Trust and Creditors’ Trust Interest Register Services

See the following pages.

[[Describe Services that Servicer will provide to support litigation, and which will be included within the base Servicing Fee. For example, providing access to counsel for Creditors’ Trustee to books and records should be included, whereas copying records should not. Generating reports based on existing reporting formats should be included, whereas developing new reporting formats, or data compilations, should not be.]]

The Reorganized Debtors shall provide Servicer with the initial Creditors’ Trust Interest Register for the Creditors’ Trust Interests issued in accordance with the Plan, the Creditors’ Trust Agreement and the Class Action Settlement Agreement. Servicer shall maintain the Register and process transfers of Creditors’ Trust Interests in accordance with procedures specified by the Creditors’ Trustee from time to time.

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Schedule XIX

Insurance Requirements

See the following pages.

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Schedule XX

Information Security Requirements

1.            Purpose. This Schedule sets forth the minimum information security program and infrastructure policies (the “Information Security Requirements”) in effect as of the effective date of the Agreement that Servicer must meet and maintain in order to protect Servicing Data (as defined in Exhibit A) from unauthorized use, access, disclosure, theft, manipulation, reproduction and/or possible Security Breach during the Servicing Term and for any period of time thereafter during which Servicer has possession of or access to Servicing Data.

2.             Information Security Safeguards.

 (a)      Appropriate Safeguards. Servicer certifies that it and all of its Affiliates, vendors, consultants, contractors and representatives have established, implemented, and will maintain comprehensive information security programs detailing administrative, technical, and physical safeguards designed to insure the security and confidentiality of Servicing Data; protect against anticipated threats or hazards to the security and integrity of Servicing Data; protect against unauthorized access to or use of Servicing Data; and provide for the proper disposal of Servicing Data, all as required by applicable law, including but not limited to the Gramm-Leach Bliley Act and Massachusetts Regulation 201 CMR 17.00 (“Information Security Safeguards”).

(i)        Standards & Practices. Information Security Safeguards shall incorporate all commercially reasonable and appropriate methods and safeguards to ensure the security, confidentiality, integrity, availability and privacy of Servicing Data. Servicer shall adhere to information security best practices as identified in the most recent versions from time to time of British Standard 7799 (BS 7799-2:2002) and International Organization for Standardization 27001:2:2005 (ISO/IEC 17799:2005).

(ii)       Updates. Information Security Safeguards shall be documented and kept current in light of changes in applicable law, best practices, and industry standards. Position Holder Trust may review such documentation upon request.

(b)      Authorized Persons. Servicer shall limit access to Servicing Data to those employees, authorized agents, vendors, consultants, service providers and subcontractors who have a need to access such data in connection with the Services (“Authorized Persons”). Servicer shall ensure that each Authorized Person is trained and shall comply with the requirements of Servicer’s Information Security Safeguards. Servicer shall be responsible for any failure of its employees, agents, subcontractors and any authorized third party to comply with these terms and conditions regarding Servicing Data.

(c)      Servicer Information Security Policies. Servicer must have in place and adhere to internal information security and privacy policies that address the roles and responsibilities of Servicer Personnel, including both technical and non-technical personnel, who have direct or indirect access to Servicing Data. These internal security and privacy policies must, at a minimum, include: security policy; organization of information security; asset management; human resources security; physical and environment security; communications and operations management; access control; information systems acquisition, development and

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Schedule XX

maintenance; information security incident management; business continuity management; and compliance.

3.        Vulnerability Assessments. Without limiting Servicer’s obligations set forth in the Agreement, Servicer will conduct, at its own expense, a vulnerability assessment on a schedule that is consistent with Servicer’s standard process and procedures, or at least annually, on all information applications and/or systems associated with accessing, processing, storage, communication and/or transmission of Servicing Data including Servicer’s systems and networks. The assessment process must include a methodology for identifying, quantifying, ranking and mitigating weaknesses in Servicer systems (“Vulnerability Assessment”). These Vulnerability Assessments will be done for the system and networks related to the Services and will be carried out internally. In addition, Servicer must undergo an annual perimeter network penetration test, conducted by a third party organization that specializes in providing this type of security assessment service. Position Holder Trust may, with Servicer’s consent (not to be unreasonably withheld), at Position Holder Trust’s own expense, conduct periodic independent onsite vulnerability and information security assessments, with prior reasonable notice, with respect to Servicer’s security as it relates to the Services.

4.        Third Party Security Assessment. Position Holder Trust may, with Servicer’s consent (not to be unreasonably withheld), at Position Holder Trust’s own expense, be permitted to conduct independent on site security assessments, at a time mutually agreed upon by Position Holder Trust and Servicer, with respect to the Servicer security and compliance with Information Security Requirements. Position Holder Trust reserves the right to revise the Third-party Security Assessment Questionnaire at any time and in its sole discretion. Written notice of any such change will be provided to Servicer.

5.       Information Security Infrastructure.

(a)       Access Controls. Servicer will ensure appropriate access controls are in place to protect Servicing Data. Servicer agrees that it shall maintain, throughout the Servicing Term and at all times during the access to or while in possession of Servicing Data, the access controls disclosed to Position Holder Trust and approved by Position Holder Trust prior to execution of the Agreement and shall not materially change or modify the access controls without the prior written consent of Position Holder Trust. Servicer must also ensure that segregation of duties principles are employed in the assignment of all critical job functions. Position Holder Trust will be responsible for implementing and maintaining access controls on its own systems to which Servicer may be granted access.

(b)       Password Administration. Servicer passwords that are associated with access to Servicing Data must contain at least eight (8) characters that are alpha numeric, upper and lower case and include special characters, with account lockout to occur after three failed attempts. Passwords must be changed at least every ninety (90) days and the ten (10) most recent passwords must not be reused.

(c)       Access Justification/Authorization Process. Servicer must have a process in place that is designed to ensure that only Authorized Personnel (technical and non-technical) are granted access to Servicing Data. Access must be authorized and granted consistent with

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Schedule XX

Servicer’s confidentiality obligations under the Agreement. Each authorization must be approved by appropriate Servicer management. All Servicer employee authorizations and manager approvals must be documented and retained. If any individual among Servicer’s Authorized Personnel no longer requires access to Servicing Data, Servicer must take immediate steps to remove the access of that individual, or inform Position Holder Trust for removal from Position Holder Trust’s systems. The access removal will be documented with date and time and will be retained by Servicer at all times while Servicer is in possession of or has access to Servicing Data. Position Holder Trust retains the right to audit these access lists and justifications.

 (d)       Transfer Protocols. Servicer will work with Position Holder Trust to implement reliable and secure transport methods that best satisfy Position Holder Trust’s requirements. Once established, Servicer agrees that it shall not implement a less secure method without the prior written consent of Position Holder Trust.

6.        Network and Host Security. Servicer must have commercially reasonable and efficient network intrusion detection, firewalls and anti-virus protection in place and functioning properly (the “Network and Host Security Methods”). Servicer shall use reasonable commercially reasonable efforts to ensure that operating systems and applications that are associated with Servicing Data must be patched within a commercially reasonable time period after Servicer has actual or constructive knowledge of any security vulnerabilities. Servicer will exercise generally accepted industry standards to ensure that any software, systems, or networks that may interact with Position Holder Trust’s systems, networks, or any Servicing Data are not and do not become infected by any Viruses. Servicer agrees that it shall maintain, throughout the Servicing Term and at all times while in the possession of or during the access to Servicing Data, Network and Host Security Methods at least as secure as the Network and Host Security Methods disclosed to and assessed by Position Holder Trust prior to execution of the Agreement and shall not implement less secure Network and Host Security Methods without the prior written consent of Position Holder Trust.

7.        Permitted Uses and Disclosures of Personal Information. Servicer will not use or disclose any personally identifiable information about any individual, including, but not limited to, name, postal address, email address, telephone number, age or date of birth, gender, demographic information, marketing preferences, Social Security number, credit card numbers, other financial account numbers, application data, credit history, medical information, financial information, consumer report information and data about transactions or experiences with Position Holder Trust or any subsidiary, parent, affiliate or marketing partner of Position Holder Trust (“Personal Information”) if prohibited by any law, ordinance, statute, rule, or regulation applicable to or binding on Servicer or Position Holder Trust, including regulatory actions that have the force of law and guidance issued by any insurance or other relevant government agency regulator (“Applicable Law”). Any use or disclosure of any Personal Information is specifically and expressly limited to the use or disclosure that is necessary to process transactions contemplated in the Agreement or requested by Position Holder Trust or the individual to whom the information pertains. In addition, unless authorized by Position Holder Trust, Servicer shall not use or permit others to use Personal Information to offer products or services, or otherwise commercially exploit Personal Information.

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Schedule XX

8.        Security Breach Management.

(a)       Notice. Servicer must immediately notify Position Holder Trust if: (i) any Personal Information is lost or cannot be accounted for; (ii) there is an actual or potential unauthorized access to or use of Personal Information; or (iii) Personal Information in written or electronic form has been transmitted, disclosed, stored, or disposed of in an unencrypted or unsecured format in violation of Applicable Law (“Security Breach”). Servicer must provide notice to Position Holder Trust and must include, at a minimum, the following information: (i) the nature of the Security Breach, (ii) the estimated impact on Position Holder Trust, (iii) the name of a senior level person responsible for communicating with Position Holder Trust regarding the Security Breach, and (iv) the investigative action taken or planned. Servicer must cooperate fully with all Position Holder Trust’s requests for information regarding the Security Breach and Servicer must provide regular updates on each Security Breach and the investigative action and corrective action taken.

(b)       Remediation. Upon completion of the investigation and at Position Holder Trust’s request, Servicer will provide Position Holder Trust with a final written report that fully describes (i) the extent of the Security Breach, (ii) the Personal Information disclosed, destroyed, compromised or altered, and (iii) the specific corrective/remedial action taken.

(c)       Customer Notices. In the event of a Security Breach, Servicer will provide notifications to affected parties, regulatory agencies, and law enforcement as required by Applicable Law or as reasonably requested by Position Holder Trust. The content, timing and other details of such notice shall be subject to Position Holder Trust’s approval. Servicer shall be responsible for the costs of such notifications (including, if requested by Position Holder Trust, a minimum of two (2) years of credit monitoring services or identity theft protection services whether or not required by Applicable Laws). In addition, Servicer agrees to reimburse Position Holder Trust for all other reasonable costs associated with remedying, containing or addressing the Security Breach including but not limited to legal fees.

9.       Insurance. In addition to the requirements of Section 1.25 of the Agreement, Servicer will maintain insurance coverage for all of the risks assumed by Servicer hereunder in not less than the following amounts:

$1,000,000 Aggregate for the Policy Period for all Privacy Notification Costs, Legal and Forensic Expense, Crisis Management & Public Relations Expense, with sublimits no less than:

$250,000 Aggregate for the Policy Period for all Legal and Forensics Expense; and

$250,000 Aggregate for the Policy Period for all Public Relations & Crisis Management Expense.

10.      Return of Records. Upon termination of the relationship between Servicer and Position Holder Trust, or at the request of Position Holder Trust, Servicer shall immediately cease to handle records containing Personal Information and shall promptly return to Position Holder Trust all such records, or destroy the same, in accordance with such instructions as may

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Schedule XX

be given by Position Holder Trust at that time. Notwithstanding the foregoing, Servicer may retain such records as necessary to comply with Applicable Law.

11.	Disaster Recovery and Business Continuity.

(a)       Servicer shall prior to the effective date of this Agreement develop, implement and at all times maintain a disaster recovery and business continuity plan (the “Disaster Recovery and Business Continuity Plan”). Such plan shall contain a mutually agreed-upon level of detail, address various impact scenarios, provide for sufficient out-of-region solutions for recovery of business process and/or technology, and support the recovery of Servicing Data, Confidential Information, operating environment, telecommunications and infrastructure as necessary to provide the Services in accordance with the recovery mutually agreed-upon by Position Holder Trust and Servicer. Servicer shall upon reasonable notice allow Position Holder Trust to perform due diligence to include by not limited to reviewing Servicer’s Disaster Recovery and Business Continuity Plan relevant to the Services under this Agreement and/or require Servicer to complete a self-assessment questionnaire. If: (i) Position Holder Trust provides notice to Servicer that a disaster or business interruption has occurred; or (ii) an event occurs that interrupts the Services or the Servicing Data; or (iii) Servicer reasonably determines that a disaster or business interruption has occurred or is expected to occur (a “Disaster”), Servicer shall promptly implement the Disaster Recovery and Business Continuity Plans. If such circumstances cause Servicer to allocate resources among customers, Position Holder Trust shall receive no less priority than other Servicer customers.

(b)       Servicer shall periodically update and shall annually test the operability of its Disaster Recovery and Business Continuity Plan, certifying to Position Holder Trust within thirty (30) days following such testing that the Disaster Recovery and Business Continuity Plan is fully operational. Position Holder Trust reserves the right to observe or participate in Servicer testing and, upon reasonable notice and at no additional cost, Servicer agrees to participate in exercises or tests conducted by Position Holder Trust, including evaluating the results of such testing.

(c)       If material changes occur with the Servicer, the Services or this Agreement, including a new contract or contract renewal, Servicer’s Disaster Recovery and Business Continuity Plan shall be subject to review by Position Holder Trust and revised as mutually agreed-upon with Servicer.

(d)       As part of the Disaster Recovery and Business Continuity Plan Servicer shall perform regular data backups for the Servicing Data and related information assets. Services shall back up the Servicing Data and related information assets, at the times and with the frequency as mutually agreed-upon with the Position Holder Trust, and shall store such back-ups at the locations mutually agreed-upon with the Position Holder Trust. Within ten (10) days of Position Holder Trust’s written request, Servicer shall deliver to Position Holder Trust the then most current back-ups of the Servicing Data.

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Schedule XXI

Fee Schedule

General Servicing Fee.

In consideration of all of the Services to be performed by Servicer pursuant to this Agreement, Servicer shall be entitled to a one-time deduction from Maturity Proceeds in an amount equal to 2.65% of the death benefit paid with respect to each Policy that becomes a Matured Policy after the Effective Date of this Agreement but before the earlier of (i) the date of any termination of this Agreement in accordance with its terms, or (ii) the date any Policy becomes a Sold Asset (as defined in Section 1.21) or a Lapsed Policy (as defined below).

Other Fees:

Late Premium Payment Processing Fee: $22.50 per late payment.

“Lapsed Policy” means a Policy that (a) has been allowed to lapse at the direction of Position Holder Trust after following the procedures set forth in Schedule X or (b) expires or otherwise terminates in accordance with the terms of the Policy contract for any reason other than the non-payment of premiums (e.g., due to the attained age of the Insured).

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Exhibit A

Glossary of Defined Terms1

As used in this Agreement, capitalized terms not otherwise defined herein have the meanings set forth below, or if not set forth below, the meanings set forth in the Plan.

(1)       “Account Change” means changing the classification of a Continuing Position Holder or its status as registered owner of a Fractional Interest.

(2)       “Action” means any claim, action, suit, proceeding, arbitral action, governmental inquiry, criminal prosecution or other investigation, whether or not filed or commenced in any court or tribunal.

(3)       “Administrative Services” has the meaning given to such term in Section 1.14 hereof.

(4)       “Affiliate” of a specified Person means any other Person that (at the time when the determination is made) (i) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in the foregoing sentence, the term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the power to direct the management and/or the policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or (ii) is an affiliate of such Person within the definition of that term set forth in Bankruptcy Code section 101(2).

(5)       “Agreement” has the meaning given to such term in the preamble hereto.

(6)       “Applicable Law” has the meaning given to such term in Schedule XX hereof.

(7)       “Assigning Fractional Holder” means a Fractional Interest Holder who has made the Position Holder Trust Election with respect to a Fractional Position and thereby assigned the selected Fractional Position (i.e., the Contributed Position) related to its Allowed Claim to the Position Holder Trust in exchange for a Position Holder Trust Interest.

(8)       “Assigning IRA Holder” means an IRA Holder who has made the Position Holder Trust Election with respect to a Fractional Position and thereby assigned its IRA Note related to the selected Fractional Position (i.e., the Contributed Position) and to its Allowed Claim to the IRA Partnership in exchange for an IRA Partnership Interest.

(9)       “Assigning Position Holder” means either an Assigning Fractional Holder or an Assigning IRA Holder, or both, as the context requires.

(10)     “Authorized Person” has the meaning given to such term in Schedule XX hereof.

(11)     “Available Information” has the meaning given to such term in Section 6.1 hereof.

1 NTD: References to Schedules need to be reviewed and confirmed or corrected, as necessary.

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Exhibit A

(12)       “Backup Servicer” has the meaning given to such term in Section 1.20 hereof.

(13)       “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time.

(14)       “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas having jurisdiction over the Chapter 11 Cases or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the Northern District of Texas.

(15)        “Beneficial Owner” means a Person holding any Beneficial Ownership in a Policy, including Position Holder Trust to the extent of its Beneficial Ownership interest in a Policy.

(16)       “Beneficial Ownership” means the beneficial and equitable right to enjoy the economic rights and benefits of beneficial ownership of a Policy (or Policies), including all associated rights to receive death benefits and other maturity proceeds, rights to CSV, and all other rights relating to the Policy (or Policies), including the portion thereof to which a Fractional Interest(s) relate(s). Beneficial Ownership does not include rights reserved to the legal and record owner of a Policy, including the right to designate and change the beneficiary of the Policy and to designate, control and direct a third party to serve as the record owner or beneficiary.

(17)       “Beneficiary Change Processing Services” has the meaning given to such term in Schedule II hereof.

(18)       “Beneficiary Change Status Report” has the meaning given to such term in Schedule II hereof.

(19)       “Beneficiary Forms” has the meaning given to such term in Schedule II hereof.

(20)       “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

(21)       “Catch-Up Cutoff Date” means the date that is 90 days after the Plan Effective Date.

(22)       “Catch-Up Payment” means an amount owing to any of the Debtors as of the Plan Effective Date by a Current Position Holder with regard to a Fractional Position, including but not limited to amounts owing for (i) Premium Advances made after the Subsidiary Petition Date, but prior to the Effective Date, (ii) premium calls outstanding as of the Voting Record Date (which included all premium calls payable through the anticipated Plan Effective Date), or (iii) platform and/or servicing fees payable to any of the Debtors.

(23)       “Catch-Up Payments Schedule” means a schedule of Catch-Up Payments and Pre-Petition Default Amounts due, as such schedule may be amended as provided in Schedule XIV hereto.

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Exhibit A

(24)       “Catch-Up Payment Services” has the meaning given to such term in Section 1.16 hereof.

(25)       “Catch-Up Position Holder” means a Current Position Holder that (i) made a Continuing Holder Election and (ii) still owed a Catch-Up Payment as of the Plan Effective Date, as reflected in the Catch-Up Position Holder Register.

(26)       “Catch-Up Position Holder Register” has the meaning given to such term in Section 1.11 hereof.

(27)       “Chapter 11 Case” means: (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (b) when used in the plural and/or with reference to all the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

(28)       “Chapter 11 Trustee” means H. Thomas Moran II, in his capacity as chapter 11 trustee for LPHI and sole director of LPI and LPIFS.

(29)       “Claims and Noticing Agent” means Epiq Bankruptcy Solutions, LLC, retained as the Chapter 11 Trustee’s and the Subsidiary Debtors’ claims, noticing and balloting agent pursuant to the Order Employing Epiq Bankruptcy Solutions, LLC as Exclusive Claims, Noticing and Balloting Agent to Chapter 11 Trustee and Subsidiary Debtors.

(30)       “Communications Forms” has the meaning given to such term in Schedule II hereof.

(31)       “Communications Processing Services” has the meaning given to such term in Schedule II hereof.

(32)       “Compromise” means (a) the compromise and resolution of all issues relating to ownership of the Policies and other issues in controversy in the Chapter 11 Cases, (b) the Intercompany Settlement, and (c) the Class Action Settlement, all of which are effective on the effective date of, and in consideration of, the consummation in accordance with the Plan of (x) the Continuing Position Holder Contribution to the Position Holder Trust and the Maturity Funds Facility financing for the Debtors provided for in the Plan, and (y) the other Reorganization Transactions pursuant to which the Debtors’ business enterprise is being reorganized in a way that is in the best interests of all stakeholders in the Chapter 11 Cases.

(33)       “Confidentiality Agreement” has the meaning given to such term in Schedule XII hereof.

(34)       “Continued Errors” has the meaning given to such term in Section 1.24 hereof.

(35)       “Continued Position” means a Fractional Interest or a New IRA Note held by a Continuing Position Holder, and includes a Fractional Position relating to a Matured Policy with respect to which a Current Position Holder has made (or is deemed to have made) a Continuing Holder Election, subject to the terms of the Plan and the Position Holder Trust Agreement.

Servicing Agreement	3

Exhibit A

(36)       “Continuing Fractional Interest Register” has the meaning given to such term in Section 1.5 hereof.

(37)       “Continuing Fractional Interest Register Services” has the meaning given to such term in Section 1.5 hereof.

(38)       “Continuing Fractional Holder” and “Continuing Fractional Holders” have the meaning given to such terms in the preamble hereto.

(39)       “Continuing Holder Election” means the option provided to Current Position Holders for each of their Fractional Positions to elect status as the confirmed owner of a Continued Position, and receive Distributions of (a) a Fractional Interest Certificate, a New IRA Note or a Statement of Maturity Account representing the Continued Position(s), and (b) in exchange for each Continuing Position Holder Contribution, a Position Holder Trust Interest or an IRA Partnership Interest, as set forth in the Plan.

(40)       “Continuing IRA Holder” means the holder of a Continued Position comprised of a New IRA Note.

(41)       “Continuing Position Holder” means a Current Position Holder who (i) either (a) makes a Continuing Holder Election with respect to a Fractional Interest, or (b) makes a Continuing Holder Election with respect to an IRA Note, or (c) does not make a Continuing Holder Election, a Position Holder Trust Election or a Creditors’ Trust Election with respect to a Fractional Interest; (ii) pays any applicable Pre-Petition Default Amount or Catch-Up Payment by the due date for the payment; and (iii) if the Election is a Continuing Holder Election as to a Fractional Interest, thereby chooses, or is deemed to have chosen, to be responsible for the payment of premiums with respect to the Continued Position related to the Fractional Interest (and, accordingly, to be entitled to any related Maturity Funds), subject to the terms of the Plan and the Position Holder Trust Agreement.

(42)       “Continuing Position Holder Contribution” means (a) 5% of all Fractional Positions that are not the subject of a Position Holder Trust Election or a Creditors’ Trust Election (including all associated rights to receive death benefits and other maturity proceeds, rights to CSV and other beneficial rights of Policy ownership), together with (b) 5% of all Escrowed Funds relating to such Fractional Positions, and (c) 5% of all Maturity Funds as of the Plan Effective Date relating to such Fractional Positions, but excluding any funds left on deposit in purchase accounts prior to the Subsidiary Petition Date to purchase Fractional Positions that were not purchased.

(43)       “Contributed Position” means (a) a Fractional Position, including all associated rights to receive death benefits and other maturity proceeds, rights to CSV and other rights of Policy ownership, together with any Escrowed Funds or Maturity Funds relating to such Fractional Position, that is the subject of a Position Holder Trust Election or a Creditors’ Trust Election, (b) the Continuing Position Holder Contribution made by or on behalf of a Continuing Position Holder pursuant to the Plan, and/or (c) the remainder (after the Continuing Position Holder Contribution) of an IRA Note, including all associated rights to receive death benefits and other maturity proceeds, rights to CSV and other rights of Policy ownership, together with

Servicing Agreement	4

Exhibit A

any Escrowed Funds relating to such IRA Note, that is the subject of a Continuing Holder Election, but excluding any remaining Maturity Funds (after the Continuing Position Holder Contribution) relating to such IRA Note.

(44)       “Creditors’ Trust” means the entity created pursuant to the Plan to own and administer the Creditors’ Trust Assets.

(45)       “Creditors’ Trust Agreement” means the document Filed in the Plan Supplement and titled “Creditors’ Trust Agreement,” as approved and entered into in accordance with the Plan, and pursuant to which the Creditors’ Trust is being established and administered.

(46)       “Creditors’ Trust Assets” means the assets transferred to the Creditors’ Trust as more fully described in the Plan and in the Creditors’ Trust Agreement, which include: (a) all Causes of Action included in the Debtors’ Estates, (b) the Assigned Class Litigation; and (c) any Other Assets.

(47)       “Creditors’ Trust Election” means the option provided to Current Position Holders, other than Qualified Plan Holders, for each Fractional Position held, to elect to rescind the transaction pursuant to which the Current Position Holder acquired rights to and/or interests in the Fractional Position(s), and rescind the related investment contract as it pertains to the position(s), and, in exchange, receive a Creditors’ Trust Interest calculated as provided in the Plan, in which case the Holder will be relieved of all ongoing payment obligations relating to the Fractional Position, and the Fractional Position will be contributed to the Position Holder Trust as a Contributed Position.

(48)       “Creditors’ Trust Interest” means a beneficial interest in the Creditors’ Trust, which represents the right to receive a distribution(s) from the Creditors’ Trust as set forth in the Creditors’ Trust Agreement, and/or the Confirmation Order, or as may be otherwise approved by the Bankruptcy Court.

(49)       “Creditors’ Trustee” means the Person or Entity designated in the Creditors’ Trust Agreement to serve as the trustee of the Creditors’ Trust pursuant to the terms of the Creditors’ Trust Agreement.

(50)       “CSV” means cash surrender value of a Policy.

(51)       “Current Position Holders” means, together, the Fractional Interest Holders and the IRA Holders.

(52)       “Death Certificate” has the meaning given to such term in Schedule XIII hereof.

(53)       “Debtor” means one of the Debtors, in its individual capacity as a debtor and, with respect to the Subsidiary Debtors, debtor in possession, in the Debtor’s respective Chapter 11 Case.

(54)       “Debtors” means, collectively, LPHI, LPI, and LPIFS.

(55)       “Default Notice” has the meaning given to such term in Schedule X hereof.

Servicing Agreement	5

Exhibit A

(56)     “Disbursement Schedule” has the meaning given to such term in Schedule XV.

(57)     “Disputing Position Holder” means a Current Position Holder that (i) has notified the Debtors prior to the Plan Effective Date that he, she or it is disputing the Catch-Up Payment and/or Pre-Petition Default Amount owed with respect to a Fractional Position and whose dispute has not been resolved prior to the Plan Effective Date, as reflected in the Disputing Position Holder Register, or (ii) notifies Servicer or Position Holder Trust of such a dispute after the Plan Effective Date.

(58)     “Disputing Position Holder Register” has the meaning given to such term in Section 1.09 hereto.

(59)     “Distribution” means a distribution of Cash, a Trust Interest, an IRA Partnership Interest, a Fractional Interest Certificate, a New IRA Note, or a Statement of Maturity Account made in accordance with the terms of the Plan.

(60)     “Distribution Date” means the date as soon as reasonably practicable after the Distribution Record Date on which all Distributions and deliveries made pursuant to the Plan shall be made.

(61)     “Distribution Record Date” means, other than with respect to the New Interests and the New IRA Notes, the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the date that is five (5) Business Days after the Plan Effective Date or such other date as designated in an order of the Bankruptcy Court.

(62)     “Effective Date” has the meaning given to such term in the preamble hereto.

(63)     “Errors” has the meaning given to such term in Section 1.24 hereof.

(64)     “Escrow Accounts” means the Fractional Holders’ Premium Reserve Escrow Account, the Maturity Funds Escrow Account and the Position Holder Trust Premium Reserve Escrow Account.

(65)     “Escrow Agent” means [_______], in its capacity as Escrow Agent under the Escrow Agreement, and any successor escrow agent under the Escrow Agreement or other appointment by the Position Holder Trust.

(66)     “Escrow Agreement” means the document Filed in the Plan Supplement and titled “Escrow Agreement,” as approved and entered into by the Position Holder Trustee, Servicer and the Escrow Agent in accordance with the Plan, and pursuant to which the Escrow Agent will perform certain services relating to Premium Reserves for, and Maturity Funds produced by, the Policies.

(67)     “Escrowed Funds” means funds held to pay premiums relating to any of the Policies as of the Plan Effective Date.

(68)     “Estate” means, as to each Debtor, the estate created upon the filing of its Chapter 11 Case pursuant to Bankruptcy Code section 541.

Servicing Agreement	6

Exhibit A

(69)      “Final Order” means an order or judgment of the Bankruptcy Court, as entered on the CM/ECF docket in any Chapter 11 Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified, or amended, and as to which: (i) the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired according to applicable law and (A) no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or (B) any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought and the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; or (ii) if an appeal, petition for certiorari, or other proceeding seeking a new trial, re-argument or rehearing is pending, such order or judgment is not stayed; provided, however, that the possibility a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order shall not prevent such order from being a Final Order.

(70)     “Force Majeure” has the meaning given to such term in Section 10.11 hereof.

(71)     “Fractional Holders’ Premium Reserve Escrow Account” has the meaning given to such term in Section 2.1 hereof.

(72)     “Fractional Interest” means a fractional, Beneficial Ownership interest in a Policy (including all associated rights to receive death benefits and other maturity proceeds, rights to CSV and other beneficial rights of Policy ownership), expressed in terms of the right to receive payment of a discrete percentage (up to and including 100%) of the proceeds payable upon the maturity of the Policy.

(73)     “Fractional Interest Certificate” means a certificate representing a Fractional Interest and bearing restrictive legends referencing the Plan and the provisions thereof that relate to the ongoing ownership of the Fractional Interest, in the form to be included in the Plan Supplement.

(74)     “Fractional Interest Holder” means a Person or Entity that purchased, and as of the Plan Effective Date is the Holder of record of, an investment contract sold by LPI denominated as a fractional interest in a Policy, whether purchased directly from LPI or from a previous owner, and from and after the Effective Date, a Current Position Holder who made (or is deemed to have made) a Continuing Holder Election with respect to a Fractional Interest and paid in full any Catch-Up Payment or Pre-Petition Default Amount by its due date, and therefore is entitled to be registered as the owner of 95% of the Fractional Interest as a Continued Position. By way of clarification, the Holder of an investment contract relating to a Fractional Position with respect to which a Pre-Petition Default Amount is due and owing shall not be a Fractional Interest Holder with respect to the Fractional Position unless all Premium Advances included in the Pre-Petition Default Amount are paid by thirty (30) days after the date the Bankruptcy Court’s Order confirming the Plan is entered.

(75)     “Fractional Position” means (a) prior to the Plan Effective Date, the fractional interests in the Policies that were denominated as related to the investment contracts purchased

Servicing Agreement	7

Exhibit A

by the Current Position Holders, and (b) from and after the Plan Effective Date, the Fractional Interests represented by the Fractional Interest Certificates. All references to a Fractional Position include all associated rights to CSV and other rights relating to the Policy (or Policies) to which the Fractional Position(s) relate.

(76)     “Governmental Authority” means any local, state, federal or foreign government or any agency, bureau, board, commission, court, department, political subdivision, tribunal or other instrumentality of any such government.

(77)     “HIPAA Forms” has the meaning given to such term in Schedule VIII hereof.

(78)     “Holder” means the registered owner of any Fractional Position, Trust Interest, IRA Partnership Interest or Continued Position, including any rights in Maturity Funds or Maturity Funds Loans.

(79)     “Holder ID Number” means the unique identifying number assigned to each Current Position Holder by the Debtors and included in the Portfolio Related Information.

(80)     “Information Security Requirements” has the meaning given to such term in Schedule XV hereof.

(81)     “Information Security Safeguards” has the meaning given to such term in Schedule XV hereof.

(82)     “Initial Premium Payment Invoice” has the meaning given to such term in Schedule VI hereof.

(83)     “Insured” and “Insureds” have the meaning given to such terms in the preamble hereto.

(84)     “Insurer” means, with respect to each Policy, the insurance company that is obligated to pay the death benefit upon the death of the related Insured (or upon the death of a second Insured thereunder, in the case of a joint Policy) pursuant to the terms of such Policy.

(85)     “Insured Monitoring Services” has the meaning given to such term in Section 1.13 hereof.

(86)     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

(87)     “Investor” means any Fractional Interest Holder or IRA Holder.

(88)     “IRA Holder” means an individual retirement account that is intended to satisfy the requirements of section 408 of the Internal Revenue Code and, if applicable, section 408A of the Internal Revenue Code and which purchased, and as of the Effective Date is the Holder of record of, an investment contract sold by LPI that was denominated as a promissory note secured by a fractional interest in a Policy, whether purchased directly from LPI or from a previous owner, and from and after the Effective Date, a Current Position Holder who made (or is deemed to have made) a Continuing Holder Election with respect to an IRA Note and paid in full any

Servicing Agreement	8

Exhibit A

Catch-Up Payment or Pre-Petition Default Amount by its due date, and therefore is entitled to be registered as the owner of a New IRA Note as a Continued Position. By way of clarification, the Holder of an investment contract relating to a Fractional Position with respect to which a Pre- Petition Default Amount is due and owing shall not be an IRA Holder with respect to the Fractional Position unless all Premium Advances included in the Pre-Petition Default Amount are paid by thirty (30) days after the date the Confirmation Order is entered..

(89)     “IRA Note” means a promissory note denominated as secured by a fractional interest in a Policy included in an investment contract sold to an Investor.

(90)     “IRA Partnership” means the newly formed Texas limited liability company created pursuant to the terms of this Plan to be a Position Holder Trust Beneficiary and issue IRA Partnership Interests to IRA Holders who make Position Holder Trust Elections.

(91)     “IRA Partnership Interests” means membership interests in the IRA Partnership.

(92)     “IRA Partnership Interest Holder” means the registered owner of an IRA Partnership Interest.

(93)     “IRA Partnership Interest Register” has the meaning given to such term in Section 1.8 hereof.

(94)     “IRA Partnership Interest Register Services” has the meaning given to such term in Section 1.8 hereof.

(95)     “IRS” means the Internal Revenue Service.

(96)     “Lending Investor” means, prior to the Plan Effective Date, a Fractional Interest Holder, and from and after the Effective Date, a Current Position Holder who makes a Continuing Holder Election, in either case who (a) is the record owner of a Fractional Position relating to a Matured Policy, the proceeds of which have been (i) deposited into the Maturity Escrow Account and (ii) used to fund advances under the Maturity Funds Facility, and (b) who does not owe any Catch-Up Payment as of the Effective Date with regard to the Fractional Position. If a Lending Investor does owe a Catch-Up Payment with regard to the Fractional Position, then only the excess of maturity proceeds allocable to the investor’s Fractional Position over the Catch-Up Payment will be included in the related Maturity Funds Loan amount.

(97)     “LPHI” means Life Partners Holdings, Inc., a Texas corporation, and includes LPHI as a Reorganized Debtor under the Plan, as the context requires.

(98)     “LPI” means Life Partners, Inc., a Texas corporation, and includes LPI as a Reorganized Debtor under the Plan, as the context requires.

(99)     “LPIFS” means LPI Financial Services, Inc., a Texas corporation, and includes LPIFS as a Reorganized Debtor under the Plan, as the context requires.

Servicing Agreement	9

Exhibit A

(100)     “Matured Policies” means those Policies identified as Matured Policies on Schedule I and any other Policy with respect to which the date of death of the insured under the Policy has occurred.

(101)     “Maturity Escrow Account” means a segregated account (whether one or more) into which the Maturity Funds paid on all Matured Policies have been deposited and will continue to be deposited and held subject to use in accordance with the terms of the Plan and the Maturity Funds Facility procedures set forth therein, including any accounts into which any of the Maturity Funds are transferred in accordance with the Escrow Agreement.

(102)     “Maturity Funds” means the Cash proceeds paid or payable, as the context requires, by the Insurer under the terms of any Policy that is or hereafter becomes a Matured Policy.

(103)     “Maturity Funds Facility” means the financing facility available to the Position Holder Trust after the Plan Effective Date as provided in the Plan.

(104)     “Maturity Funds Liens” means Liens on any of the Beneficial Ownership in the Policies registered in the name of Position Holder Trust that is pledged as security for payment of the Maturity Funds Loans.

(105)     “Maturity Funds Loans” means advances outstanding from time to time under the Maturity Funds Facility in respect of Maturity Funds received in respect of Policies to which Continued Positions of Continuing Position Holders relate, including Maturity Funds Loans reflected on the spreadsheet delivered by Position Holder Trust pursuant to Section 1.17 from which the Statement of Maturity Account contemplated thereby will be generated.

(106)     “Maturity Funds Register” has the meaning given to such term in Section 1.17 hereof.

(107)     “Maturity Funds Register Services” has the meaning given to such term in Section 1.17 hereof.

(108)     “Maturity Funds Services” has the meaning given to such term in Section 1.17 hereof.

(109)     “Maturity Tracking Report” means a report uploaded to the Network Resources on a weekly basis, detailing the status of the Policy Collection Services with respect the Policies.

(110)     “Missing Insured Report” has the meaning given to such term in Schedule VII hereto.

(111)     “Moran” means H. Thomas Moran II, Chapter 11 trustee of LPHI and sole director of the Subsidiary Debtors.

(112)     “New Interests” means (i) the Fractional Interests represented by the Fractional Interest Certificates, (ii) the Trust Interests and (iii) the IRA Partnership Interests.

Servicing Agreement	10

Exhibit A

(113)     “Network Access List” has the meaning given to such term in Schedule VIII hereto.

(114)     “Network and Host Security Methods” has the meaning given to such term in Schedule XV hereto.

(115)     “Network Resources” means Position Holder Trust’s client specific network resources which shall include live data with respect to each Policy.

(116)     “New IRA Note” means a secured promissory note to be (i) issued by Position Holder Trust as provided in the Plan, and (ii) Distributed to an IRA Holder who makes a Continuing Holder Election with respect to which the New IRA Note is to be issued.

(117)     “New IRA Note Collateral” means the securities account and the related deposit account created pursuant to the Securities and Deposit Accounts Agreement which will hold, respectively, (i) the portion of the Beneficial Ownership in the Policies represented by the Fractional Interests pledged as collateral to secure the New IRA Notes, and (ii) the Maturity Funds relating to that Beneficial Ownership produced by the maturity of the related Policies (subject to the terms of the Plan), as provided in the Plan, the Position Holder Trust Agreement, and the New IRA Note Collateral Documents.

(118)     “New IRA Note Register” has the meaning given to such term in Section 1.6 hereof.

(119)     “Out-of-Pocket Expense” means an actual out-of-pocket cost or expense incurred by Servicer, other than any cost or expense incurred by Servicer in the ordinary course of performing the Services and operating its business. Without limiting the immediately preceding sentence, it is expressly agreed that Out-of-Pocket Expenses may include (i) the salary and/or overtime wages of Servicer’s employees, to the extent relating to the performance of a Service which is beyond routine monitoring and ordinary administration of the Policies or which is the result of a specific request by the Position Holder Trust hereunder; (ii) costs or expenses of Servicer including those owed to any of its Affiliates, provided that such costs and expenses are consistent with those charged by unrelated third parties; and (iii) the costs or expenses of Servicer engaging any unrelated third party to provide life expectancy reports or other services beyond those identified herein on a subcontract basis, if and as requested by the Position Holder Trust.

(120)     “Ownership Change Processing Services” has the meaning given to such term in Schedule II hereto.

(121)     “Ownership Change Status Report” has the meaning given to such term in Schedule II hereto.

(122)     “Ownership Forms” has the meaning given to such term in Schedule II hereto.

(123)     “Payment Default” has the meaning given to such term in Schedule X hereto.

Servicing Agreement	11

Exhibit A

(124)     “Payment Default Date” has the meaning given to such term in Schedule X hereto.

(125)     “Permitted Transferee” means (i) an Affiliate of a registered owner of a New Interest or New IRA Note, (ii) a successor trustee or beneficiary of any registered owner of a New Interest or New IRA Note that is a trustee or a trust, (iii) a successor fiduciary or custodian of any registered owner of a New Interest or New IRA Note that is a state sponsored pension or retirement plan, (iv) the partners, members or shareholders of a registered owner of a New Interest or New IRA Note that is organized as a partnership, limited liability company or corporation in connection with the liquidation of such registered owner of a New Interest or New IRA Note, (v) a liquidating or voting trust established by a registered owner of a New Interest or New IRA Note or its Affiliate to hold such registered owner of a New Interest or New IRA Note’s assets in connection with the liquidation and dissolution of such registered owner of a New Interest or New IRA Note, or (vi) any transferee entitled to ownership of the interest held by a registered owner of a New Interest or New IRA Note as a result of the death, divorce or incompetency of a registered owner of a New Interest or New IRA Note, or in the case of an IRA account, the owner of the registered owner of a New Interest or New IRA Note, or pursuant to an order of a court of competent jurisdiction.

(126)     “Person” has the meaning set forth in Bankruptcy Code section 101(41).

(127)     “Personal Information” has the meaning given to such term in Schedule XV hereto.

(128)     “PES” means Purchase Escrow Services, LLC, a Texas limited liability company.

(129)     “Plan” has the meaning given to such term in the preamble hereto.

(130)     “Plan Effective Date” means, with respect to the Plan, the date selected by the Plan Proponents on which: (a) no stay of the Bankruptcy Court’s Order confirming the Plan is in effect; and (b) all conditions precedent to confirmation or the Plan Effective Date specified in in the Plan have been satisfied or waived (in accordance with the Plan).

(131)     “Policy” and “Policies” have the meaning given to such terms in the preamble hereto, and specifically, means any insurance policy or policies listed on Schedule I hereto; provided, however, a Policy shall cease to be a Policy under this Agreement for all purposes of this Agreement upon the date (i) which is fourteen (14) calendar days following the date upon which Servicer delivers to the Position Holder Trust written confirmation that it has completed the Maturity Funds payout for the Policy in accordance with the written instructions of the Position Holder Trust approving the Disbursement Schedule, (ii) Servicer surrenders or lapses for failure to pay premiums on the Policy in accordance with the written instructions of the Position Holder Trust, (iii) the Policy becomes a Voluntary Lapse Policy as defined in Schedule XXI, or (iv) the Policy terminates in accordance with the terms of the Policy contract for a reason other than surrender or the failure to pay premiums.

(132)     “Policy Account” has the meaning given to such term in Section 1.2 hereof.

Servicing Agreement	12

Exhibit A

(133)     “Policy Collection Services” has the meaning given to such term in Section 1.15 hereof.

(134)     “Policy Data” means certain data that will include information customary within the life settlement policy industry, as determined in the exercise of reasonable business judgment of the Position Holder Trustee and the Position Holder Trust Governing Trust Board, which may include the Policy ID, death benefit, insured age, insured gender, insurer, policy issue date, policy description, premium due date, premium projections, current premium illustration, termination date, a recent life expectancy (if reasonably available), amount of CSV (if any), amount of Premium Reserves (if any), and other data as specified in the Policy Detail Summaries included in the Portfolio Related Information.

(135)     “Policy ID” has the meaning given to such term in Section 1.3 hereof.

(136)     “Policy Information” has the meaning given to such term in Schedule VIII hereto.

(137)     “Policy Insured Schedule” has the meaning given to such term in Section 1.3 hereof.

(138)     “Policy Maintenance Services” has the meaning given to such term in Section 1.12 hereof.

(139)     “Portfolio Information License” means the Portfolio License Agreement dated as of the Effective Date between Position Holder Trust and Servicer, pursuant to which Servicer will receive a license to use the Portfolio Related Information in connection with providing Services during the term of this Agreement.

(140)     “Portfolio Related Information” means all of the information, data, books, records, registers, reports, software and systems, in whatever form (including without limitation paper and electronic, stored in any medium) relating to servicing the Policies and providing the registration, administration, reporting and other Services to be provided pursuant to this Agreement, which is either (i) provided to Servicer by any of the Reorganized Debtors, Position Holder Trust or any Holder in accordance with this Agreement, (ii) provided to Servicer by any third party engaged by any of the Reorganized Debtors, Position Holder Trust or any Holder in accordance with this Agreement, including without limitation the Securities Intermediary and the Escrow Agent, (iii) generated by Servicer (or any subservicer engaged by Servicer as provided hereunder) in performing any of the Services to be provided hereunder, (iv) included within the definition of Available Information, or (v) otherwise relating to the Policies, the Beneficial Ownership of the Policies or any of the Continued Positions, Trust Interests or IRA Partnership Interests.

(141)     “Position Holder Trust” has the meaning given to such term in the preamble hereto.

(142)     “Position Holder Trust Agreement” means the document Filed in the Plan Supplement and titled “Position Holder Trust Agreement,” as approved and entered into in accordance with the Plan, and pursuant to which the Position Holder Trust is being established and administered.

Servicing Agreement	13

Exhibit A

(143)     “Position Holder Trust Beneficiary” means the holder of a Position Holder Trust Interest.

(144)     “Position Holder Trust Claims” has the meaning given to such term in Section 1.26 hereof.

(145)     “Position Holder Trust Election” means the option provided to Current Position Holders for each of their Fractional Positions to elect to have the positions contributed to the Position Holder Trust, thereby causing (i) the selected Fractional Position(s) to be a Contributed Position(s) and, (ii) for each Contributed Position, the Current Position Holder (in its capacity as an Assigning Position Holder) to be entitled to receive a Distribution of a Position Holder Trust Interest in the manner set forth in the Plan.

(146)     “Position Holder Trust Indemnified Parties” has the meaning given to such term in Section 1.26 hereof.

(147)     “Position Holder Trust Interest” means a beneficial interest in the Position Holder Trust, which represents the right to receive distributions from the Position Holder Trust as set forth in the Position Holder Trust Agreement.

(148)     “Position Holder Trust Premium Reserve Escrow Account” has the meaning given to such term in Section 2.2 hereof.

(149)     “Position Holder Trustee” means the Person or Entity designated to serve as the trustee of the Position Holder Trust pursuant to the terms of the Position Holder Trust Agreement.

(150)     “Post-Effective Adjustment Date” means the date that is 90 days after the Plan Effective Date.

(151)     “Post-Effective Adjustment Report” means the report to be prepared and delivered by Servicer as provided in Schedule X.

(152)     “PPDA Position Holder” means a Current Position Holder that (i) made a Continuing Holder Election, (ii) still owed a Pre-Petition Default Amount as of the Pre-Petition Default Payment Deadline set forth in Section 4.13(c) of the Plan, and (iii) delivered a timely written objection to the existence or amount of the Pre-Petition Default Amount, as reflected in the Disputing Position Holder Register and the PPDA Position Holder Register.

(153)     “Pre-Petition Default Amount” means, for each Fractional Position, any amount owed by an Investor for any Premium Advances made by any of the Debtors prior to the Subsidiary Petition Date with respect to the Fractional Position, and includes any other amounts (including platform servicing fees) owed by the Investor with respect to the Fractional Position.

(154)     “PPDA Position Holder Register” has the meaning given to such term in Section 1.10 hereof.

Servicing Agreement	14

Exhibit A

(155)     “Predecessor Servicer Work Product” has the meaning given to such term in Section 1.24(d) hereof.

(156)     “Premium Advances” means advances made by the Debtors on or before the Plan Effective Date to pay premiums due on Policies that were not paid by holders of Fractional Positions relating to the Policies, in amounts set forth in the Catch-Up Payments Schedule.

(157)     “Premium Confirmation Report” has the meaning given to such term in Schedule VI hereto.

(158)     “Premium Due Date” has the meaning given to such term in Schedule X hereto.

(159)     “Premium Due Date Schedule” means a schedule based on the Premium Payment Schedule listing the Premium Payments due for each Policy, by amount and the corresponding due dates for payment to the Insurer, through the last calendar day of each calendar month of January following the calendar year in which the Effective Date occurs, which such schedule (i) initially shall be delivered to Servicer by or on behalf of the Position Holder Trust upon, or promptly following, the Effective Date and (ii) shall be updated from time to time by Servicer as provided in Schedule VI hereto.

(160)     “Premium Paying Holder” has the meaning given to such term in Schedule VI hereto.

(161)     “Premium Payment” has the meaning given to such term in Schedule VI hereto.

(162)     “Premium Payment Account” means a segregated deposit account maintained by Position Holder Trust with respect to which Servicer has authority to endorse and deposit Premium Payments received and submit instructions to make Premium Payments to Insurers, and has full access to daily account information and all account statements, pursuant to an account control agreement in form and substance acceptable to the Position Holder Trustee in his sole discretion.

(163)     “Premium Payment Invoice” has the meaning given to such term in Schedule VI hereto.

(164)     “Premium Payment Schedule” means, with respect to each Policy, a schedule of premium payments due to be made to the Insurer with respect to such Policy (based on a long term premium optimization schedule, an illustration or simply the contractual monthly premium in the case of term and whole life Policies), which such schedule (i) initially shall be delivered to Servicer by or on behalf of the Position Holder Trust upon, or promptly following, the Effective Date and (ii) shall be updated from time to time by Servicer as provided in Schedule X hereto.

(165)     “Premium Reserves” means (a) funds deposited by or for the benefit of the Position Holder Trust on or after the Plan Effective Date into the Position Holder Trust Premium Reserve Escrow Account maintained under the Escrow Agreement to pay premiums relating to any of the Policies, and includes (i) the Escrowed Funds contributed to the Position Holder Trust in accordance with the Plan, (ii) the rolling 120-day reserve for premiums to be established and maintained pursuant to the Plan, and (b) if required by the context, includes the Escrowed Funds

Servicing Agreement	15

Exhibit A

related to Continuing Fractional Interests and on deposit in the Fractional Holders’ Premium Reserve Escrow Account.

(166)     “Pro Rata” means, except as provided in the second sentence of this definition, the proportion that the amount of an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of the Allowed Claims or Allowed Interests in that Class, or the proportion that the Allowed Claims or Allowed Interests in a particular Class bears to other Classes entitled to share in the same recovery or Distribution, including Distributions of Creditors’ Trust Interests to Current Position Holders making Creditors’ Trust Elections under the Plan. When used with regard to the allocation of Distributions of Position Holder Trust Interests and IRA Partnership Interests under the Plan and the Position Holder Trust Agreement among Current Position Holders making Position Holder Trust Elections and Continuing Position Holders (to the extent of their Continuing Position Holder Contributions), Pro Rata means the proportion that the amount of the Beneficial Ownership related to the respective Contributed Positions of such Holders bears to the aggregate Beneficial Ownership to be registered in the name of the Position Holder Trust following the issuance of the Position Holder Trust Interest; and when used with regard to distributions to be made by the Successor Entities, Pro Rata means the proportion that the number of Units registered in the name of a Holder bears to the aggregate number of Units in the Successor Entity outstanding as of the record date for the distribution, as provided in the applicable Successor Trust Agreement or the IRA Partnership Agreement.

(167)     “Proceeding” has the meaning given to such term in Section 1.28 hereof.

(168)     “Register” or “Registers” means, as the context requires, any one or more of the Continued Fractional Interest Register (reflecting the allocation of Beneficial Ownership of the Policies among Position Holder Trust and the registered holders of Continuing Fractional Interests), the New IRA Note Register, the Trust Interest Register, the IRA Partnership Register and the Maturity Funds Register, and includes as the context requires for so long as they are maintained in accordance with this Agreement, the Disputing Position Holder Register, the Catch-Up Position Holder Register and the PPDA Position Holder Register.

(169)     “Reorganized Debtors” means, as the context requires, any one or more of Reorganized LPHI, Reorganized LPI or Reorganized LPIFS.

(170)     “Rescinding Position Holder” means a Current Position Holder who has made the Creditors’ Trust Election with respect to one or more Fractional Positions, which Fractional Positions are being contributed to the Position Holder Trust in accordance with the Plan.

(171)     “Rules” has the meaning given to such term in Section 10.2 hereof.

(172)     “Securities and Deposit Accounts Agreement” means that certain Securities and Deposit Account Agreement and Securities and Deposit Account Control Agreement between Position Holder Trust and [*] dated as of the Plan Effective Date, and any successor agreement between Position Holder Trust and any successor Securities Intermediary or other third party engaged to serve as record owner and beneficiary of record of the Policies.

Servicing Agreement	16

Exhibit A

(173)     “Securities Intermediary” means [_____], in its capacity as Securities Intermediary under the Securities and Deposit Accounts Agreement, and any successor securities intermediary under the Securities and Deposit Accounts Agreement or other appointment by the Position Holder Trust.

(174)     “Security Breach” has the meaning given to such term in Schedule XVI hereto.

(175)     “Servicer” has the meaning given to such term in the preamble hereto.

(176)     “Servicer Claims” has the meaning given to such term in Section 5.4 hereof.

(177)     “Servicer Event of Default” has the meaning given to such term in Section 9.1. hereof.

(178)     “Servicer Indemnified Parties” has the meaning given to such term in Section 5.4 hereof.

(179)     “Services” means collectively, the Communication Processing Services, the Ownership Change Processing Services, the Beneficiary Change Processing Services, the Continuing Fractional Interest Services, the New IRA Note Register Services (as defined in Section 1.6 hereof), the Trust Interest Register Services, the IRA Partnership Register Services, the Disputing Position Holder Register Services (as defined in Section 1.9 hereof), the PPDA Position Holder Register Services (as defined in Section 1.10 hereof), the Catch-Up Position Holder Register Services (as defined in Section 1.11 hereof), the Policy Maintenance Services, the Insured Monitoring Services, the Administrative Services, the Policy Collection Services, the Catch-Up Payment Services, the Maturity Funds Services, the New IRA Note Payment Services (as defined in Section 1.18), and the Reporting Services (as defined in Section 1.20 hereof).

(180)     “Servicing Data” means all information, in whatever form related to the Services. (181) “Servicing Fee” has the meaning given to such term in Section 4.1 hereof.

(182)     “Servicing Standard” has the meaning given to such term in Section 1.27 hereof.

(183)     “Servicing Term” means the period beginning on the date of this Agreement and ending upon the termination of this Agreement as provided in Section 7 hereof.

(184)     “Short Term Premium Review” has the meaning given to such term in Schedule VI hereto.

(185)     “Sold Asset” has the meaning given to such term in Section 1.21 hereof.

(186)     “Statement of Maturity Account” has the meaning given to such term in Section 1.13 hereof.

(187)     “Subsidiary Debtors” means LPI and LPIFS.

Servicing Agreement	17

Exhibit A

(188)     “Successors” means the Position Holder Trust, the Creditors’ Trust and the IRA Partnership.

(189)     “Transfer Completion Notice” has the meaning given to such term in Section 1.23 hereof.

(190)     “Trust Interest Register” has the meaning given to such term in Section 1.7 hereof.

(191)     “Trust Interest Register Services” has the meaning given to such term in Section 1.7 hereof.

(192)     “Trust Interests” means the Position Holder Trust Interests and the Creditors’ Trust Interests.

(193)     “Vulnerability Assessment” has the meaning given to such term in Schedule XX hereto.

Servicing Agreement	18

Exhibit B

Form of
CFH Agent Agreement

See the following pages.

Servicing Agreement	1

[Reserved]

See the following pages.

Servicing Agreement 16152426.6

Exhibit D

Form of
Network Confidentiality Agreement

See the following pages.

Servicing Agreement	1

Exhibit E

Form of
Request for Network Access

See the following pages.

Servicing Agreement	1